UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ONCOTHYREON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.oncothyreon.com

DEAR STOCKHOLDER:

I am pleased to invite you to attend the 2016 annual meeting of stockholders of Oncothyreon Inc. to be held on Thursday, June 23, 2016, at 9:00 A.M., local time, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121 for the following purposes:

1.	to elect Dr. Ted W. Love, Dr. Gwen Fyfe and Dr. Richard Jackson as Class III directors;

2.	to approve an amendment to our bylaws to replace plurality voting with majority voting in uncontested director elections;

3.	to approve our 2016 Equity Incentive Plan;

4.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	to transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. On or about             , 2016, a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) will be mailed to our stockholders. The Notice of Internet Availability contains instructions on how to access the notice of annual meeting, proxy statement and annual report to stockholders online. You will not receive a printed copy of these materials, unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

The board of directors unanimously believes that the election of our nominees for director, the amendment to our Bylaws, the adoption of our 2016 Equity Incentive Plan and the ratification of the appointment of our independent registered public accountant are in our best interests and that of our stockholders. Accordingly, our board of directors recommends a vote FOR the election of the nominees for director, FOR the amendment to our bylaws, FOR our 2016 Equity Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountant.

In addition to the business to be transacted as described above, management will speak about our developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by attending the annual meeting and voting in person. You also may vote by submitting a proxy. Voting by proxy will ensure your shares are represented at the annual meeting. Please review the voting instructions in the Notice of Internet Availability or the information forwarded by your bank, broker or other holder of record.

Sincerely,

Scott Myers
President, CEO and Director

2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.oncothyreon.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2016

TO THE STOCKHOLDERS OF ONCOTHYREON INC.

NOTICE IS HEREBY GIVEN that the 2016 annual meeting of stockholders of Oncothyreon Inc., a Delaware corporation, will be held on June 23, 2016, at 9:00 A.M., local time, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121, for the following purposes:

1.	to elect Dr. Richard Jackson, Dr. Gwen Fyfe and Dr. Ted W. Love as Class III directors;

2.	to approve an amendment to our bylaws to replace plurality voting with majority voting in uncontested director elections;

3.	to approve our 2016 Equity Incentive Plan;

4.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	to transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the meeting.

The board of directors has fixed the close of business on April 25, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, this annual meeting and at any continuation, postponement or adjournment thereof. A list of stockholders will be available for inspection at least ten days prior to the annual meeting at our principal executive offices at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 25, 2016 will receive a Notice of Internet Availability of Proxy Materials. We expect to mail the Notice of Internet Availability of Proxy Materials on or about             , 2016.

By Order of the Board of Directors,

Julia M. Eastland Chief Financial Officer, Vice President of Corporate Development and Secretary

Seattle, Washington

            , 2016

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE NOTIFY US BY CONTACTING INVESTOR RELATIONS AT (206) 769-9219 OR IR@ONCOTHYREON.COM.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE FOLLOW THE PROCEDURES OUTLINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR REFER TO THE SECTION OF THE PROXY STATEMENT ENTITLED “INFORMATION CONCERNING VOTING AND SOLICITATION.”

EVEN IF YOU HAVE PROVIDED US WITH YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

YOUR VOTE IS IMPORTANT!

WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY IS GREATLY APPRECIATED.

Page
INFORMATION CONCERNING VOTING AND SOLICITATION	1
General	1
Notice of Internet Availability of Proxy Materials	1
Who Can Vote	1
Shares Outstanding and Quorum	1
Voting and Revocation of Proxy	1
Required Vote	2
Broker Non-Votes	2
Counting of Votes	3
No Dissenters’ Rights Solicitation of Proxies	3 3
Stockholder Proposals for the 2017 Annual Meeting	3
Attending the Annual Meeting	3
Stockholders Sharing the Same Address	4
PROPOSAL ONE — ELECTION OF CLASS III DIRECTORS	5
General	5
Nominees for Class III Director Election at the 2016 Annual Meeting of Stockholders	5
Information Concerning the Nominees for Election as Class III Director	6
Class I Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders	7
Class II Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders	8
Vote Required and Board of Directors Recommendation	8
PROPOSAL TWO — APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO REPLACE PLURALITY VOTING WITH MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS	9
General	9
Vote Required and Board of Directors Recommendation	9
PROPOSAL THREE — APPROVAL OF OUR 2016 EQUITY INCENTIVE PLAN	10
General	10
Background of Our Stock Compensation	11
Share Usage	11
Overview of 2016 EIP	12
Key Terms	13
New Plan Benefits	14
Method of Payment	14
Terms applicable to Stock Options and Stock Appreciation Rights	14
Terms applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards and Performance Awards	14
Eligibility Under Section 162(m)	14
Transferability	15
Administration	16
Amendments	16
Adjustments	16
Change of Control Transactions	16
Insider Trading Policy	16
Equity Compensation Plan Information as of December 31, 2015	17
U.S. Tax Consequences	17
ERISA Information	18
Vote Required and Board of Directors Recommendation	18
PROPOSAL FOUR — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2016	19
Fees Billed to Us by Ernst & Young LLP during Fiscal 2015 and 2014	19
Policy on Audit Committee Pre Approval of Fees	19
Vote Required and Board of Directors Recommendation	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS	21
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2015	23
CORPORATE GOVERNANCE AND BOARD MATTERS	24

ii

2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.oncothyreon.com

THE ONCOTHYREON 2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The board of directors of Oncothyreon Inc., a Delaware corporation (Company), is providing a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) and access to these proxy materials to you in connection with the solicitation of proxies for use at the 2016 annual meeting of stockholders to be held on Thursday, June 23, 2016, at 9:00 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

The Notice of Internet Availability is intended to be sent to stockholders of record and beneficial stockholders starting on or around May 6, 2016. The proxy materials, including the Notice of Annual Meeting, proxy statement, and 2015 annual report to stockholders, is intended to be made available to stockholders on the Internet on May 6, 2016.

Notice of Internet Availability of Proxy Materials

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing them to all stockholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, the Notice of Internet Availability will be mailed to stockholders starting on or around             , 2016. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions.

In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Choosing to receive your future proxy material by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy material by e-mail will remain in effect until you terminate it.

Please note that, while our proxy materials are available at www.envisionreports.com/ONTY referenced in the Notice of Internet Availability, no other information contained on the website is incorporated by reference in or considered to be a part of this proxy statement.

Who Can Vote

You will be entitled to vote if you are a stockholder of record of our common stock as of the close of business on April 25, 2016. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on April 25, 2016,                 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented. There is no cumulative voting. One-third of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting.

Voting of Shares and Revocation of Proxy

Stockholders of record as of the close of business on April 25, 2016 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the annual meeting. You may vote by attending the annual meeting and voting in person. You also may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

You may vote in several different ways:

By Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Pacific Time, on June 22, 2016, by following the “Vote by Internet” instructions described in the Notice of Internet Availability or by following the instructions at www.envisionreports.com/ONTY. Most stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. If you are a beneficial owner, please check the voting instructions provided by your broker, trustee or nominee for information regarding Internet voting availability. Confirmation that your voting instructions have been properly recorded will be provided.

By telephone — Depending on how your shares are held, you may be able to vote by telephone until 11:59 p.m., Pacific Time, on June 22, 2016. If this option is available to you, you will have received information with the Notice of Internet Availability or the voting instructions provided by your broker, bank or nominee explaining this procedure. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

By mail — You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card. Please follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card. Your mailed proxy card must be received by the close of business on June 22, 2016.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Regardless of the way in which you vote, if you submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the proxy (i) in favor of the election of the director nominees, (ii) in favor of the amendment to our bylaws, (iii) in favor of the adoption of the 2016 Equity Incentive Plan and (iv) in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accountant for the year ending December 31, 2016. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the annual meeting and at any continuation, postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the annual meeting other than those described in this proxy statement. In addition, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the annual meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the annual meeting. Stockholders of record may revoke a proxy by: (i) sending a written notice of revocation to our corporate secretary at our principal executive office at 2601 Fourth Avenue, Suite 500, Seattle, WA 98121; (ii) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each method); or (iii) attending the annual meeting in person and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Required Vote

Proposal No. One: The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. This means that the three director nominees who receive the highest number of affirmative “FOR” votes will be elected to the board.

Proposal No. Two: The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our common stock is required for approval of the amendment to our bylaws.

Proposal No. Three: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve our 2016 Equity Incentive Plan.

Proposal No. Four: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP.

Broker Non-Votes

Banks, brokers or other nominees are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For the purposes of the annual meeting, the only “routine” matter consists of the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm.

Absent instructions from the beneficial owner of such shares, a bank, broker or other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters. For the purposes of the annual meeting, the election of the directors, the amendment to our bylaws and approval of our 2016 Equity Incentive Plan will be treated as a non-routine matters. Therefore, if you do not provide voting instructions to your broker or other nominee with respect to these proposals, your shares cannot be voted.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the annual meeting. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on Proposals No. One, No. Two and No. Three, no votes will be cast on your behalf with respect to those proposals.

Counting of Votes

Proposal No. One: You may either vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the board. In the election of directors, the director nominees receiving the highest number of affirmative “FOR” votes will be elected to the board. Votes withheld and broker non-votes will have no effect on this proposal.

Proposal No. Two: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the amendment to our bylaws. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal No. Three: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve our 2016 Equity Incentive Plan. Abstentions will have the effect of a vote “AGAINST” this proposal and broker non-votes will have no effect on this proposal.

Proposal No. Four: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Ernst & Young as our independent registered accounting firm. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

A representative of Computershare Investor Services Inc., our transfer agent, will tabulate votes and act as the independent inspector of election. All votes will be tabulated by the inspector of election, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.”

No Dissenters’ Rights

No action is proposed herein for which the laws of the State of Delaware, our certificate of incorporation or bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Solicitation of Proxies

We have engaged Georgeson Inc. to assist in the solicitation of proxies and provide related advice and informational support for a service fee and the reimbursement of customary disbursements expected to be approximately $10,000 plus the cost of expenses. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice of Internet Availability, this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at our offices at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121 for the ten days prior to the annual meeting, and also at the annual meeting.

Stockholder Proposals for the 2017 Annual Meeting

Stockholder proposals submitted for inclusion in our proxy materials for our 2017 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act), must be received at our principal executive offices no later than the close of business on             , 2017; provided, however, in the event the date of the 2016 annual meeting is changed by more than thirty days from June 23, 2017, notice must be received not later than a reasonable time before we begin to print and send the proxy materials for the 2017 annual meeting of stockholders.

Stockholders who do not wish to use the mechanism provided by the rules of the SEC in proposing a matter for action at the next annual meeting must notify us in writing of the proposal or director nomination and provide the information required by the provisions of our bylaws dealing with advance notice of stockholder proposals and director nominations. To be timely, a stockholder’s written notice must be delivered to or mailed and received at our principal executive offices no later than the close of business on             , 2017; provided, however, in the event the date of the 2017 annual meeting is changed by more than thirty days from June 23, 2017, notice must be received not later than the close of business on the later of one hundred twenty calendar days in advance of such annual meeting and ten calendar days following the date on which public announcement of the date of the meeting is first made.

Attending the Annual Meeting

Our annual meeting will begin promptly at 9:00 a.m., local time, on Thursday, June 23, 2016, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121.

Directions to the Hotel Andra from the Seattle-Tacoma International Airport are as follows:

1.	Proceed north on Interstate 5 to Exit 165 for Seneca Street;

2.	Follow Seneca Street to Fourth Avenue;

3.	Turn right on Fourth Avenue and drive six blocks to Hotel Andra.

All stockholders should be prepared to present photo identification for admission to the annual meeting. Admission will be on a first-come, first-served basis. If you are a beneficial stockholder and hold your shares in “street name,” you will be asked to present proof of ownership of your shares as of the record date. Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of shares prior to the record date or a photocopy of your voting instruction form. Persons acting as proxies must bring a valid proxy from a stockholder of record as of the record date. Your late arrival or failure to comply with these procedures could affect your ability to participate in the annual meeting.

Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one Notice of Internet Availability unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We believe this provides greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our Notice of Internet Availability and you wish to receive only a single copy of these documents for your household, please contact our corporate secretary at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121 at (206) 801-2112.

If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact our corporate secretary at the address or telephone number indicated above and we will promptly deliver to you a separate copy of the Notice. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

General

As of the date of this proxy statement, our board of directors is composed of eight directors. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and eight directors are currently authorized. The authorized number of directors may be changed by resolution duly adopted by at least a majority of our entire board of directors, although no decrease in the authorized number of directors will have the effect of removing an incumbent director from the board of directors until such director’s term expires.

Our board of directors is divided into three classes of directors, serving staggered three-year terms, as follows:

•	Class III directors: Dr. Richard Jackson, Dr. Gwen Fyfe and Dr. Ted W. Love, whose terms will expire at the 2016 annual meeting of stockholders;

•	Class I directors: Daniel Spiegelman, Scott Myers and Mark Lampert, whose terms will expire at the 2017 annual meeting of stockholders; and

•	Class II directors: Dr. Christopher Henney and Steven P. James, whose terms will expire at the 2018 annual meeting of stockholders.

If nominated to stand for re-election, directors of a class whose terms expire at a given annual meeting will be up for re-election for three-year terms at that meeting. Each director’s term will continue until the election and qualification of his successor, or his earlier death, resignation or removal. This classification of our board of directors may have the effect of delaying or preventing changes in control of management. There are no family relationships among any of our directors or executive officers.

Information concerning our director nominees is set forth below. Unless otherwise indicated, each position with Oncothyreon described in each director’s biography below refers to a position currently with Oncothyreon and, prior to December 10, 2007, with Biomira Inc., our predecessor corporation. On December 10, 2007, Oncothyreon became the successor corporation to Biomira by way of a plan of arrangement effected pursuant to Canadian law.

Nominees for Election as Class III Directors at the 2016 Annual Meeting of Stockholders

There are three nominees standing for election as Class III directors this year. Based on the recommendation of the corporate governance and nominating committee, our board of directors has nominated Dr. Jackson, Dr. Fyfe and Dr. Love, each an incumbent Class III director, for election as Class III directors at the 2016 annual meeting. If elected, Dr. Jackson, Dr. Fyfe and Dr. Love will hold office as Class III directors until our 2019 annual meeting of stockholders.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our board of directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

The board of directors expects that the nominees will be available to serve as directors. If Dr. Jackson, Dr. Fyfe or Dr. Love become unavailable, however, the proxy holders intend to vote for any nominee designated by the board of directors, unless the board of directors chooses to reduce the number of directors serving on the board of directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Dr. Jackson, Dr. Fyfe and Dr. Love.

Information Concerning the Nominees for Election as Class III Directors

The following table sets forth information concerning the nominees for election as Class III directors at the 2016 annual meeting, including information as to the nominee’s age and business experience as of the record date.

Name of Nominee	Age	Principal Occupation During Past Five Years	Director Since
RICHARD JACKSON, PH.D.	76	Richard Jackson, Ph.D., has been a member of our board of directors since May 2003. Dr. Jackson is a member of our compensation committee and our corporate governance and nominating committee. Dr. Jackson is president of Jackson Associates, LLC, a biotechnology and pharmaceutical consulting company. From September 2006 to August 2014, Dr. Jackson was president and chief executive officer of Ausio Pharmaceuticals, LLC, a drug development company. From May 2002 to May 2003, Dr. Jackson was president, chief executive officer and chairman of the board of directors of EmerGen, Inc., a biotechnology company. From November 1998 to January 2002, Dr. Jackson served as senior vice president, research and development for Atrix Laboratories, Inc., a biotechnology company. From January 1993 to July 1998, Dr. Jackson served as senior vice president, discovery research, at Wyeth Ayerst Laboratories, the pharmaceuticals division of American Home Products Corporation. Our corporate governance and nominating committee believes that Dr. Jackson’s qualifications for membership on the board of directors include over 20 years of experience in academic medicine and over 25 years of experience at several pharmaceutical and biotechnology companies, with positions in both research and development and senior management. This experience allows Dr. Jackson to provide our board of directors with significant insights into the clinical development of our product candidates. Dr. Jackson served as a director of Inflazyme Pharmaceuticals Ltd. until 2007. Dr. Jackson received his Ph.D. in microbiology and his B.S. in chemistry from the University of Illinois.	2016

GWEN FYFE, M.D.	64	Gwen Fyfe, M.D., has been a member of our board of directors since January 2016. From 1997 to 2009, Dr. Fyfe held various positions with Genentech Inc. (now a member of the Roche Group), including Vice President, Oncology Development; Vice President, Avastin Franchise Team, as well as the honorary title of Senior Staff Scientist. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies. Dr. Fyfe currently serves as a director of biopharmaceutical companies Infinity Pharmaceuticals, Inc., Array Biopharma, Inc. and Igenica Biotherapeutics, a private company. Dr. Fyfe is also a member of Institute of Medicine panels, National Cancer Institute working groups and grant committees and American Society of Clinical Oncologists oversight committees. Our corporate governance and nominating committee believes that Dr. Fyfe’s qualifications for membership on the board of directors include over 20 years of experience in the biotechnology industry. This experience allows Dr. Fyfe to provide our board of directors with extensive industry experience in clinical development for novel oncology therapeutics. Dr. Fyfe received her A.B. and M.D. from Washington University.

TED LOVE, M.D.	57	Ted Love, M.D., has been a member of our board of directors since September 2013. Dr. Love is the chair of our compensation committee and a member of our audit committee. Since June 2014, Dr. Love has served as chief executive officer of Global Blood Therapeutics, Inc. From February 2010 until August 2012, Dr. Love served as executive vice president and head of research and development and technical operations at Onyx Pharmaceuticals, Inc. From 2001 to January 2009, Dr. Love served as chairman and chief executive officer of Nuvelo, Inc. Dr. Love joined Nuvelo from Theravance, Inc., where he served as senior vice president of development from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech’s product development committee. Dr. Love also serves as a member of the board of directors of biopharmaceutical company Amicus Therapeutics, Inc. and from March 2009 to November 2015 served as a member of the board of directors of biopharmaceutical company KaloBios Pharmaceuticals, Inc. Our corporate governance and nominating committee believes that Dr. Love’s qualifications for membership on the board of directors include over 15 years of experience in the biotechnology industry. This experience provides our board of directors with significant insights into the strategic and operational issues facing our company. Until April 2012, he served on the California Independent Citizens’ Oversight Committee. Dr. Love earned his Bachelor of Science in molecular biology from Haverford College and his M.D. from Yale Medical School.	2013

Class I Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

DANIEL SPIEGELMAN, M.B.A., age 57, has been a member of our board of directors since June 2008. Mr. Spiegelman is the chairman of our audit committee and a member of our corporate governance and nominating committee. Since May 2012, Mr. Spiegelman has been the executive vice president and chief financial officer of Biomarin Pharmaceuticals Inc., a biopharmaceutical company focused on the development and commercialization of therapies for rare diseases. From October 2009 to May 2012, Mr. Spiegelman served as a consultant to provide strategic financial support to a portfolio of public and private life sciences companies. From 1998 to 2009, Mr. Spiegelman was employed at CV Therapeutics, Inc., a biopharmaceutical company acquired in 2009 by Gilead, most recently as senior vice president and chief financial officer. From 1992 to 1998, Mr. Spiegelman was an employee at Genentech, Inc., a biotechnology company, serving most recently as its treasurer. Mr. Spiegelman also serves as a member of the board of directors of Relypsa, Inc., a biopharmaceutical company and Rapidscan Pharma Solutions, Inc. a private biopharmaceutical company. Our corporate governance and nominating committee believes that Mr. Spiegelman’s qualifications for membership on the board of directors include his extensive background in the financial and commercial issues facing growing biotechnology companies. Additionally, as chief financial officer of CV Therapeutics prior to its sale to Gilead Sciences, Mr. Spiegelman was involved in transitioning the company from a research and development focus to a commercial entity with two approved products. This experience allows Mr. Spiegelman to provide our board of directors with significant insights into financial strategy and organizational development. Mr. Spiegelman received his B.A. and M.B.A. from Stanford University.

MARK LAMPERT, age 54, has been a member of our board of directors since January 2016. Mr. Lampert was the founder of, and serves as current President of, BVF Partners L.P., a biotechnology investment firm established in 1993. Previously, Mr. Lampert served as a Vice President at Oppenheimer & Co., founded Biotechnology Royalty Corp. and served as Head of Business Development at CeNeS Pharmaceuticals, Inc. Mr. Lampert has engaged in ventures relating to the biotechnology industry since 1984. Mr. Lampert also serves as a member of the board of directors of Acumen Pharmaceuticals, Inc, Ziarco, Inc., AvMax, Inc. and Mendel Biological Solutions. Our corporate governance and nominating committee believes that Mr. Lampert’s qualifications for membership on the board of directors include over 30 years of experience in the biotechnology industry and over 20 years of experience in biotechnology investing. This experience allows Mr. Lampert to provide our board of directors with significant insights into business development strategies. Mr. Lampert received his A.B. from Harvard College and M.B.A. from Harvard Business School.

SCOTT MYERS, age 50, has been a member of our board of directors since April 2016. From September 2011 to July 2015, Mr. Myers served as the Chief Executive Officer of Aerocrine AB, a biopharmaceutical company that was acquired by Circassia Pharmaceuticals plc in July 2015. From January 2007 to September 2011, Mr. Myers served as a Vice President of UCB S.A., a biopharmaceutical company. From December 2005 to January 2007, Mr. Myers served as the Chief Commercial Officer for DOV Pharmaceutical, a biotechnology company, and from 2000 to 2005, Mr. Myers served as a Senior Vice President and General Manager for Johnson & Johnson. Additionally, from April 2012 to April 2014, Mr. Myers served as a member of the board of directors of Orexo AB, a pharmaceutical company and is currently an Industry Advisor for EQT, an investment fund. Our corporate governance and nominating committee believes that Mr. Myers’ qualifications for membership on our board of directors include over 20 years of experience in the biotechnology industry and his extensive experience in the leadership of development stage biotechnology companies, including his position as our President and Chief Executive Officer. Mr. Myers received his Bachelor of Arts degree in biology from Northwestern University and M.B.A from the Kellogg Graduate School of Management at Northwestern University.

Class II Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

CHRISTOPHER HENNEY, Ph.D., age 75, has served as the chairman of our board of directors since September 2006 and as a member of our board of directors since March 2005. Dr. Henney also served as our Interim President and Chief Executive Officer from January 2016 to April 2016. From 1995 to 2003, Dr. Henney was chairman and chief executive officer of Dendreon Corporation, a publicly-traded biotechnology company that he co-founded and from 2003 to 2005 continued as executive chairman. Dr. Henney was also a co-founder of Immunex Corporation and ICOS Corporation, both publicly-traded biotechnology companies before being sold. Our corporate governance and nominating committee believes that Dr. Henney’s qualifications for membership on the board of directors include his roles as co-founder of Dendreon, Immunex and ICOS, as well as his membership on the boards of directors of several development-stage biotechnology companies. Through his experience in working with biotechnology companies from founding until commercialization of their product candidates, Dr. Henney provides our board of directors with significant insights into the strategic, operational and clinical development aspects of the company. Dr. Henney currently serves as vice-chairman of the board of directors of Cyclacel Pharmaceuticals, Inc., a development-stage biopharmaceuticals company, chairman of the board of directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company and as a member of the board of directors of Prothena Corporation plc, a biotechnology company. Dr. Henney was the chairman of SGX Pharmaceuticals, Inc., a biotechnology company acquired by Eli Lilly in 2008, and a member of the board of directors of AVI BioPharma, Inc., a biopharmaceuticals company, until June 2010 and Mymetics Corp. during 2011. Dr. Henney received a Ph.D. in experimental pathology from the University of Birmingham, England, where he also obtained his D.Sc. for contributions in the field of immunology. In 2011, he received the honorary degree of Doctor of the University from his alma mater for contributions to the biotechnology industry and in 2012 was elected to the Hall of Fame of the Association of International Biotechnology CEOs. Dr. Henney is a former professor of immunology and microbiology and has held faculty positions at Johns Hopkins University, the University of Washington and the Fred Hutchinson Cancer Research Center.

STEPHEN P. JAMES, age 57, has been a member of our board of directors since February 2015. Mr. James is a member of our audit committee. Mr. James served as President and Chief Executive Officer of Labrys Biologics, Inc., from December 2012 until its acquisition by Teva Pharmaceuticals in July 2014. He was President and Chief Executive Officer of KAI Pharmaceuticals, Inc., from October 2004 until its acquisition by Amgen in July 2012. He was Senior Vice President, Commercial Operations, at Exelixis, Inc., from 2003 until 2004. Previously he held senior business roles at Sunesis Pharmaceuticals, Inc., and Isis Pharmaceuticals, Inc. He began his career in new product planning at Eli Lilly and Company. Mr. James is also a member of the board of directors of Ocera Therapeutics, Inc., and Chrono Therapeutics, both biotechnology companies. Our corporate governance and nominating committee believes that Mr. James’ qualifications for membership on the board of directors include his extensive experience in the leadership of development stage biotechnology companies and in business development. Mr. James earned a Bachelor of Arts degree in biology from Brown University and a Masters in Management degree from the Kellogg Graduate School of Management at Northwestern University.

Vote Required and Board of Directors Recommendation

The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors.

The board of directors recommends that stockholders vote “FOR” the election of Dr. Jackson, Dr. Fyfe and Dr. Love to the board of directors.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO REPLACE PLURALITY VOTING WITH MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

General

On February 18, 2016, our board of directors unanimously approved, subject to stockholder approval, an amendment to our bylaws to implement a majority vote standard instead of a plurality vote standard for the election of directors. Specifically, as amended, Section 2.8 of our bylaws will provide that each director shall be elected by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at a meeting at which such stockholders are entitled to vote on the election of directors; provided, however, that if the number of nominees exceeds the number of directors to be elected at such meeting, each of the directors to be elected at such meeting shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at such meeting and entitled to vote on the election of directors. If this amendment is approved at the Annual Meeting, an affirmative majority of the total number of votes cast in uncontested director elections will be required for election of directors beginning at our 2017 annual meeting of stockholders. Stockholders will also be entitled to abstain with respect to the election of a director. Abstentions will have no effect in determining whether the required affirmative majority vote has been obtained.

The text of the proposed amendment is set forth on Appendix A to this proxy statement. If the amendment is approved by the requisite vote of the stockholders, the amendment is expected to be filed with the Delaware Secretary of State and become effective promptly following the annual meeting.

Governance is a continuing focus of our board of directors. Under the current plurality voting standard, director candidates in uncontested elections who receive the greatest number of votes cast in their favor at a stockholder meeting are elected to our board of directors, up to the maximum number of directorships to be filled at that meeting. As a result, under the plurality voting standard, in an uncontested election, it is possible that a director candidate might be elected or re-elected to our board of directors so long as a single vote is cast in favor of his or her election, regardless of the number of stockholders who might not be satisfied with his or her qualifications or performance.

Over the past several years, many companies have eliminated plurality voting in uncontested elections and adopted “majority voting” bylaws or standards that provide stockholders with more influence over the outcome of uncontested director elections. To further strengthen our governance, and after careful consideration of this issue, our board of directors believes it is in the best interests of the company and our stockholders to amend our bylaws to provide for majority voting in uncontested director elections.

As a result of this proposal, no changes will be made to the current plurality voting standard in the case of contested director elections and, as such, plurality voting will remain in place for such elections in that context.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our common stock will be required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the amendment to our bylaws to replace plurality voting with majority voting in uncontested director elections.

PROPOSAL THREE

APPROVAL OF OUR 2016 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve the Oncothyreon Inc. 2016 Equity Incentive Plan (2016 EIP), which was approved by the Board on             2016. If approved by our stockholders, the 2016 EIP will replace our existing Amended and Restated Share Option Plan (Option Plan) and our existing Amended and Restated Restricted Share Unit Plan (RSU Plan), and the 2016 EIP will become our only plan for providing equity-based incentive compensation to our eligible employees, consultants and non-employee directors. We refer to the Option Plan and Share Unit Plan as our Prior Plans.

We are asking our stockholders to approve the 2016 EIP because, among other things, the Option Plan will expire in May 2017 and the RSU Plan will expire in February 2017. Outstanding awards under each of the Prior Plans will remain outstanding, unchanged and subject to the terms of the Prior Plans and the respective award agreements, until the expiration or lapse of such awards in accordance with their terms.

We believe that the adoption of the 2016 EIP is in the best interests of Oncothyreon because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the 2016 EIP, we will not be able to issue awards under the 2016 EIP and our ability to issue awards under the Option Plan and the RSU Plan will terminate when such plans expire.

Approval of the 2016 EIP is intended to enable us to achieve the following objectives:

Equity compensation is a critical element of our compensation program. By their terms, the Option Plan and RSU Plan will terminate in 2017. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our highly competitive industry. We use equity awards to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to the company and its affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the 2016 EIP is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees, directors and consultants;

•	align employee and stockholder interests; and

•	link employee compensation with company performance.

We strongly believe that the approval of this 2016 EIP will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.

Without stock options, restricted stock units or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development, cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based awards also directly align a portion of the compensation of our employees with the economic interests of our stockholders. If Proposal Three is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

The ability to offer a variety of stock compensation awards including stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, and performance awards. The variety of awards available under the 2016 EIP gives us flexibility to respond to market-competitive changes in equity compensation practices.

The ability to provide a new equity plan that reflects best current compensation practices. We have included provisions in the 2016 EIP that we believe reflect current compensation best practices and that implement strong governance-related protections for our stockholders including:

Independent Administration	Administered by our independent Compensation Committee

Fungible Share Pool	Uses a fungible share pool model in which each full value award (i.e., awards other than stock options (Options) and stock appreciation rights (SARs)) counts as 1.29 shares against the 2016 EIP reserve

Plan Term	2016 EIP includes a 10-year term

No Evergreen Features	Does not contain any evergreen features that would automatically provide for an increase in the shares available for grant

No Re-pricing or Buyouts	Option and SAR re-pricing is prohibited without explicit shareholder approval

Minimum Exercise Price	Requires that Options and SARs must have an exercise price of no less than fair market value

No Liberal Share Recycling	The following shares may not be used again for new awards: any shares withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares not issued as a result of the net settlement of an Option or SAR or any shares we repurchase using Option exercise proceeds

Minimum vesting requirements	The 2016 EIP provides that no plan awards will vest prior to one-year from grant (subject to certain limited exceptions)

No Automatic Single Trigger Acceleration on Change in Control	Unless awards are not assumed, the 2016 EIP does not provide for the automatic “single trigger” vesting acceleration of plan awards in the event of a change of control of the company

Annual limits on non-employee director grants	The 2016 EIP includes fixed limits as to the maximum number of awards that may be granted in each fiscal year to non-employee directors

No tax gross-ups	The 2016 EIP does not provide for any tax gross-ups

Background on Our Stock Compensation

We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. Equity ownership programs put employees’ interests directly into alignment with those of other stockholders, as they reward employees based upon stock price performance. Without an equity incentive program, we believe we would be at a disadvantage against competitor companies to provide the total compensation package necessary to attract, retain and motivate the employee talent critical to our future success.

A broad-based equity incentive plan focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders. We currently grant stock options to the majority of our newly hired employees and to all of our executives and restricted stock units to our non-employee directors. This is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. In the future, we may grant options, restricted stock units, shares of restricted stock, or other equity awards, subject to time and performance-based vesting, to certain employees on a targeted basis to incentivize retention and performance objectives.

Share Usage

We are requesting approval of                 shares for the 2016 EIP, plus the roll-over of all shares currently reserved but unissued or not subject to outstanding grants under the both the Option Plan and the RSU Plan. In addition, shares subject to awards that are cancelled, forfeited, repurchased at the original issue price or that expire by their terms without shares being issued, including shares subject to awards granted under both the Option Plan and the RSU Plan that are outstanding on the effective date of the 2016 EIP, will be returned to the pool of shares available for grant and issuance under the 2016 EIP, subject to certain limitations, as described below under “Key Terms”. If our shareholders approve the 2016 EIP, both the Option Plan and the RSU Plan will be terminated effective upon that approval, and no new grants of awards will be made under either the Option Plan or the RSU Plan.

In determining the number of shares to reserve for issuance under the 2016 EIP, our compensation committee considered a number of factors, including:

Forecast. After carefully forecasting our anticipated growth rate for the next few years and considering our historical forfeiture rates, we currently believe that the share reserve under the 2016 EIP Plan will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for expected new hires, focal awards, any special retention needs and non-employee director grants for approximately two years. However, a change in business conditions, company strategy or equity market performance could alter this projection.

Burn Rate. Burn rate measures our usage of shares for our equity plans as a percentage of our outstanding stock. For 2015, 2014, and 2013, our burn rate was 2.92%, 2.02%, and 2.69%, respectively. The rates were calculated by dividing the aggregate number of shares subject to options and RSU awards granted during the fiscal year by the weighted average number of shares outstanding during the fiscal year.

Awards Outstanding Under Existing Grants and Dilutive Impact.

As of April 20, 2016                 sharess of our common stock were issued and outstanding. On April 20, 2016, the closing price of our common stock was $         per share.

Under the Option Plan and the RSU Plan, plus stock options that were issued outside of our Option Plan as an employment inducement grant, as of April 20, 2016, and without giving effective to approval of the 2016 EIP:

Total shares underlying outstanding options:

Weighted-average exercise price of outstanding options:

Weighted-average remaining contractual life of outstanding options:

Total shares underlying outstanding unvested restricted stock units:

Total issued share underlying outstanding restricted stock subject to forfeiture:	0

Total shares currently available for grant under Option Plan:

Total shares currently available for grant under RSU Plan:

Total share currently available for grant under both Option Plan and RSU Plan:

Accordingly, our approximately             outstanding awards (not including awards under our employee stock purchase plan) plus approximately                 shares available under the Prior Plans plus             proposed to be available for future grant under our 2016 EIP as of             , 2016 represent approximately     % of our outstanding shares. The total of                 shares that would be available for issuance if this proposal is approved would represent an additional     % of our outstanding shares.

Overview of the 2016 EIP

The following summary of certain major features of the 2016 EIP is subject to the specific provisions contained in the full text of the 2016 EIP, set forth in Appendix B to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the 2016 EIP. To the extent that there is a conflict between this summary and the actual terms of the 2016 EIP, the terms of the 2016 EIP will govern.

Key Terms

The following is a summary of the key provisions of the 2016 EIP, as proposed for approval.

Plan Term:	10 years

Eligible Participants:	Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, independent contractors and advisors, provided that the grantee renders bona fide services to us that are not in connection with the offer and sale of securities in a capital-raising transaction. The compensation committee determines which individuals will participate in the 2016 EIP. As of April 20, 2016, there were approximately employees and seven non-employee directors eligible to participate in the 2016 EIP.

Shares Authorized:

                shares will be authorized under the 2016 EIP plus approximately                 shares that are reserved, but not issued or subject to outstanding grants under our Prior Plans, subject to adjustment only to reflect stock splits and similar events.

In addition, the following shares will be returned the 2016 EIP and be available for grant and issuance: (i) shares that are subject to Options or other awards granted under the Prior Plans that, after the effectiveness of the 2016 EIP, cease to be subject to such Options or other awards by forfeiture or otherwise for any reason other than the exercise of an Option or SAR, (ii) shares issued under the Prior Plans that are repurchased by us at the original issue price, or (iii) shares that are subject to Options or other awards granted under the Prior Plans that otherwise terminate without shares being issued.

In addition, shares subject to awards, and shares issued under the 2016 EIP under any award, will again be available for grant and issuance under the 2016 EIP to the extent such shares: (i) are subject to issuance upon exercise of an Option or SAR granted under the 2016 EIP but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to awards granted under this 2016 EIP that are forfeited or are repurchased by us at the original issue price; (iii) are subject to awards granted under this 2016 EIP that otherwise terminate without such shares being issued; or (iv) are surrendered pursuant to an exchange program.

The following shares will not again be made available for future grant and issuance as awards under the 2016 EIP: (i) shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award; (ii) shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; or (iii) shares of our common stock repurchased on the open market with the proceeds of an Option exercise price.

Fungible Ratio:	Unlike Options or SARs, full-value awards (such as restricted stock and restricted stock units) have intrinsic value even if the price of our common stock does not increase after the grant date. In recognition of this, the 2016 EIP provides that any award other than an Option or a SAR granted with respect to shares shall reduce the number of shares available for issuance by 1.29 shares. Awards issued as an Option or a SAR shall reduce the number of shares available for issuance by the number of shares underlying the award.

Award Types:	(1) Non-qualified and incentive stock options (2) Restricted stock awards (3) Stock bonus awards (4) Stock appreciation rights (5) Restricted stock units (6) Performance awards

Share Limit on Awards:	No more than 1,500,000 shares may be granted to any participant under the 2016 EIP during any calendar year, other than new employees, who are eligible to receive up to 3,000,000 shares in the calendar year during which they begin employment. These limits are intended to ensure that awards will qualify under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (Code), if applicable. Failure to qualify under this section might result in our inability to take a tax deduction for part of the performance-based compensation to senior executives. In addition, no person will be eligible to receive cash-based awards of (i) more than $5,000,000 of value in the calendar year of grant for all such awards with a performance period greater than one year, or (ii) more than $3,000,000 of value in the calendar year of grant for all such awards with a performance period of one year or less.

Non-Employee Directors:	Under the 2016 EIP, non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by the board of directors, except that no non-employee director will be eligible to receive more than the number shares with an aggregate grant date value of $500,000 in any one calendar year.

Minimum Vesting Periods:	Vesting schedules are determined by the compensation committee when each award is granted. Except as to a maximum of 5% of the number of shares reserved and available for grant and issuance under the 2016 EIP, awards must have a minimum vesting period of one year.

Award Terms:	Options have a term no longer than ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of Oncothyreon’s voting power, which have a term no longer than five years. SARs have a term no longer than ten years from the date they were granted.

Repricing Prohibited:	Repricing, reducing the exercise price of outstanding Options or SARs, or exchanging Awards for cash, is prohibited without stockholder approval under the 2016 EIP.

Recoupment:	Awards under the 2016 EIP will be subject to recoupment in accordance with any clawback or recoupment policy adopted by the Board of Directors or required by law.

New Plan Benefits

Future awards under the 2016 EIP to executive officers, employees or other eligible participants, including our Chief Executive Officer and President, are discretionary and cannot be determined at this time.

Following each annual meeting, we typically grant each non-employee director a RSU grant equal to the greater of (1) 7,500 RSUs and (2) the number of RSUs determined by dividing 50,000 by the closing price of our common stock on the NASDAQ Global Market on the date of grant. These grants are, however, discretionary; may be awarded at any time during the year, if at all; and cannot be determined at this time.

Method of Payment

The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the 2016 EIP administrator and applicable law.

Terms applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the 2016 EIP of Options or SARs may not be less than the fair market value (the closing price of our common stock on the date of grant) of our common stock. The term of these awards may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years. The compensation committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability, subject to the minimum vesting requirement described above.

Terms applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards

The compensation committee determines the terms and conditions applicable to the granting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards. The compensation committee may make the grant, issuance, retention and/or vesting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards contingent upon continued employment with Oncothyreon, the passage of time, or performance criteria and the level of achievement against such criteria as it deems appropriate, subject to the minimum vesting requirement described above.

Eligibility Under Section 162(m)

The plan is intended to enable Oncothyreon to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, Oncothyreon may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation. While our compensation committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, it believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code.

To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include the following objective measures, either individually, alternatively or in any combination, applied to the company as a whole or any business unit or subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the compensation committee with respect to applicable awards have been satisfied:

•	Profit Before Tax;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net Profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total stockholder return;

•	Market share;

•	Return on assets or net assets;

•	The Company’s stock price;

•	Growth in stockholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;

•	Cash Flow (including free cash flow or operating cash flows)

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Customer indicators;

•	New product invention or innovation;

•	Attainment of research, clinical and technical operations development milestones;

•	Improvements in productivity;

•	Bookings;

•	Attainment of objective operating goals and employee metrics;

•	Achievement of business development objectives such as entry into licensing and/or collaboration agreements; and

•	Any other metric that is capable of measurement as determined by the compensation committee.

Notwithstanding the satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to Options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines. The compensation committee, in its sole discretion, may adjust the performance goals and performance criteria to account for changes in law and accounting and to make such adjustments as it deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the company or not within the reasonable control of the company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles to preserve the original intent of the performance criteria at the time of the initial award grant.

To the extent that an award under the 2016 EIP is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the board of directors.

Transferability

Except as otherwise determined by the compensation committee, awards granted under the 2016 EIP may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution.

Administration

The compensation committee will administer the 2016 EIP. Subject to the terms and limitations expressly set forth in the 2016 EIP, the compensation committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. The compensation committee may construe and interpret the 2016 EIP and prescribe, amend and rescind any rules and regulations relating to the 2016 EIP.

Amendments

The board of directors may terminate or amend the 2016 EIP at any time, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	permit the repricing of outstanding Options or SARs under the 2016 EIP;

•	determine and implement the terms and conditions of any award transfer program under the 2016 EIP; or

•	otherwise implement any amendment to the 2016 EIP required to be approved by stockholders.

Adjustments

If, without consideration, the number of outstanding shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, then (a) the number of shares reserved for issuance and future grant under the 2016 EIP, (b) the exercise prices or purchases prices, as applicable, of and number of shares subject to outstanding awards, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options under the 2016 EIP, and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year under the 2016 EIP or to a non-employee director under the 2016 EIP shall be proportionately adjusted, subject to any required action by our board of directors or our stockholders and in compliance with applicable securities laws. No fraction of a share will be issued following any adjustment.

Change of Control Transactions

In the event of a change of control merger, sale of all or substantially all of our assets or another change of control transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, or the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then unless otherwise determined by the compensation committee, all outstanding awards granted under the 2016 EIP Plan shall accelerate in full as of the time of consummation of such change in control transaction.

In addition, in the event of a change of control merger, sale of all or substantially all of the assets of Oncothyreon or another change of control transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction.

Insider Trading Policy

Any participant that receives an award under the 2016 EIP must comply with our insider trading policy.

Equity Compensation Plan Information as of December 31, 2015

The following table sets forth the securities authorized for issuance under our Option Plan and RSU Plan and our 2010 Employee Stock Purchase Plan. Each of these plans was approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by security holders(2)	7,579,443	$3.18	2,157,565
Equity compensation plans not approved by security holders	—	—	—
Total	7,579,443	$3.18	2,157,565

(1)	All of these are available for issuance under the Option Plan, RSU Plan and our 2010 Employee Stock Purchase Plan pursuant to the grant of restricted stock, restricted share units and other equity awards, as well as for grants of stock options and stock appreciation rights.
(2)	Under the terms of the Option Plan, the total number of shares issuable pursuant to options under the plan is 10% of the issued and outstanding shares. Shares issued upon the exercise of options do not reduce the percentage of shares which may be issuable pursuant to options under the Option Plan

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Oncothyreon and participants in the 2016 EIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2016 EIP, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally we will be allowed a deduction for federal income tax purposes in the fiscal year of such “disqualifying disposition” in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and, if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Awards

The participant will not realize income when a performance award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Tax Withholding

The 2016 EIP allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the approval of our 2016 Equity Incentive Plan.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2016

Our audit committee has selected the firm of Ernst & Young LLP to conduct an audit in accordance with generally accepted auditing standards of our financial statements for the year ending December 31, 2016. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. The audit committee has discussed with Ernst & Young LLP its independence from us and our management, and this discussion included consideration of the matters in the written disclosures required by the Independence Standards Board and the potential impact that non-audit services provided to us by Ernst & Young LLP could have on its independence. This appointment is being submitted for ratification at the meeting. If not ratified, the audit committee will reconsider this appointment, although the audit committee will not be required to appoint different independent auditors.

Fees Billed to Us by Ernst & Young LLP during Fiscal 2015 and 2014

Audit Fees

Fees and related expenses for the 2015 audit by Ernst & Young LLP of our annual financial statements, its review of the financial statements included in our 2015 quarterly reports and other services, which include comfort letters, consents and accounting consultations that are provided in connection with statutory and regulatory filings totaled $480,365. Fees and related expenses for 2014 totaled $594,935.

Audit-Related Fees

None.

Tax Fees

For the years 2015 and 2014, Ernst & Young LLP billed us zero and $21,000, respectively, for professional services related to preparation of our tax return and tax consultations on tax related matters.

All Other Fees

Ernst & Young LLP billed us $1,995 for each of the years 2015 and 2014 for a subscription to their technical accounting database.

Policy on Audit Committee Pre Approval of Fees

In its pre-approval policy, the audit committee has authorized our chief executive officer or our chief financial officer to engage the services of Ernst & Young LLP with respect to the following:

•	audit related services that are outside the scope of our annual audit and generally are (1) required on a project, recurring, or on a one-time basis, (2) requested by one of our business partners (for example, a review or audit of royalty payments), or (3) needed by us to assess the impact of a proposed accounting standard;

•	audits of the annual statutory financial statements required by the non-U.S. governmental agencies for our overseas subsidiaries;

•	accounting services related to potential or actual acquisitions or investment transactions that if consummated would be reflected in our financial results or tax returns (this does not include any due diligence engagements, which must be pre-approved by the audit committee separately); and

•	other accounting and tax services, such as routine consultations on accounting and/or tax treatments for contemplated transactions.

        Notwithstanding this delegation of authorization, the audit committee pre-approves all audit and non-audit related services performed by Ernst & Young LLP. On an annual basis prior to the completion of the audit, the audit committee will review a listing prepared by management of all proposed non-audit services to be performed by the external auditor for the upcoming fiscal year, such listing to include scope of activity and estimated budget amount. The audit committee, if satisfied with the appropriateness of the services, will provide pre-approval of such services. If non-audit services are required after the annual pre-approval of services, management will seek approval of such services at the next regularly scheduled audit committee meeting. If such services are required prior to the next audit committee meeting, management will confer with the audit committee chairman regarding either conditional approval subject to full audit committee ratification or the necessity to convene a meeting. The audit committee has considered the non-audit services provided to us by our independent registered public accountant and has determined that the provision of such services is compatible with their independence.

All audit-related, tax and other fees were approved by the audit committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The audit committee has approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016, and the board of directors recommends that stockholders vote “FOR” ratification of this appointment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND RELATED STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our capital stock as of February 29, 2016 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our named executive officers and (iv) our directors and executive officers as a group, including shares they had the right to acquire within 60 days after February 29, 2016. Beneficial ownership excludes shares of Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock held by certain stockholders as indicated in the table below, each of which are convertible into 1,000 shares of our common stock at any time at the holder’s option, provided the holder would not beneficially own in the aggregate more than 4.99%, 4.99% or 9.99% of our securities, respectively, subject to an exception that may permit beneficial ownership up to 19.99% upon 61 day’s written notice.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Class(3)
5% or Greater Stockholders:
BVF, Inc.(4)	18,799,368	19.8%
BlackRock, Inc.(5)	7,036,336	7.4%
Franklin Resource, Inc. (6)	6,899,600	7.3%
Directors and Named Executive Officers:
Christopher Henney(7)	135,807	*
Richard Jackson(8)	59,557	*
Steven P. James	—	—
Ted W. Love(9)	13,005	*
Daniel Spiegelman(10)	25,960	*
Mark Lampert(4)	18,799,368	19.8%
Gwen Fyfe(11)	10,000	*
Scott Myers	—	—
Robert Kirkman(12)	2,303,333	2.4%
Gary Christianson(13)	431,674	*
Julia Eastland(14)	320,432	*
Diana Hausman(15)	362,830	*
Scott Peterson(16)	362,507	*
All directors and executive officers as a group (13 persons)(17)	4,025,105	4.1%

*	Represents less than 1% of class or combined classes.
(1)	Except as otherwise indicated, the address of each stockholder identified is c/o Oncothyreon Inc., 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.
(2)	Options, RSUs and warrants exercisable within 60 days after February 29, 2016 are deemed outstanding for the purposes of computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.
(3)	Based on 94,961,859 shares of common stock issued and outstanding as of February 29, 2016.
(4)	Based on information of beneficial ownership as of December 31, 2015, included in a Schedule 13D/A filed with the SEC on January 12, 2016. Includes 18,799,368 shares of common stock beneficially owned by BVF Inc. and various affiliated entities and one individual. BVF Partners L.P. is the general partner of Biotechnology Value Fund, L.P. and Biotechnology Value Fund II, L.P., the sole member of BVF Partners OS Ltd. and the investment manager of Biotechnology Value Trading Fund OS, L.P. and of certain management accounts, each of which may be deemed to beneficially own the shares. Mark Lampert, a member of our board of directors, is the sole officer and director of BVF Inc. and may be deemed to beneficially own the shares. Excludes 5,000,000 shares issuable upon the exercise of warrants, 7,500,000 shares issuable upon the conversion of Series C convertible preferred stock, 5,333,000 shares issuable upon the conversion of Series B convertible preferred stock and 2,500,000 shares issuable upon the conversion of Series A convertible preferred stock, none of which can be exercised or converted within 60 days of February 29, 2016. The address of BVF Inc. is 1 Sansome Street, 30th Floor, San Francisco, California 94104.
(5)	Based on information of beneficial ownership as of December 31, 2015, included in a Schedule 13G/A filed with the SEC on January 27, 2016. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(6)	Based on information of beneficial ownership as of December 31, 2015, included in a Schedule 13G filed with the SEC on February 9, 2016. The shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources Inc. (FRI). Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. Accordingly, they may be deemed to be beneficial owners of these shares. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.
(7)	Shares attributable to restricted stock units owned by Dr. Henney are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 29, 2016.
(8)	Shares attributable to restricted stock units owned by Dr. Jackson are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 29, 2016.
(9)	Shares attributable to restricted stock units owned Dr. Love are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 29, 2016.
(10)	Shares attributable to restricted stock units owned by Mr. Spiegelman are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 29, 2016.
(11)	Includes 10,000 shares of common stock that Dr. Fyfe has the right to acquire under outstanding options exercisable within 60 days after February 29, 2016.
(12)	Includes 2,295,000 shares of common stock that Dr. Kirkman has the right to acquire under outstanding options exercisable within 60 days after February 29, 2016.
(13)	Includes 405,416 shares of common stock that Mr. Christianson has the right to acquire under outstanding options exercisable within 60 days after February 29, 2016.
(14)	Includes 300,416 shares of common stock that Ms. Eastland has the right to acquire under outstanding options exercisable within 60 days after February 29, 2016.
(15)	Includes 357,083 shares of common stock that Dr. Hausman has the right to acquire under outstanding options exercisable within 60 days after February 26, 2016.
(16)	Includes 352,083 shares of common stock that Dr. Peterson has the right to acquire under outstanding options exercisable within 60 days after February 29, 2016.
(17)	Includes 3,709,998 shares of common stock issuable upon exercise of options within 60 days after February 29, 2016.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2015

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee oversees the financial reporting process of Oncothyreon Inc. (Company) on behalf of the Company’s board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and an opinion on the Company’s internal controls over financial reporting, its judgments about the Company’s accounting principles and the other matters required to be discussed with the audit committee under standards of the Public Accounting Oversight Board, including Auditing Standards No. 16. The audit committee has received from Ernst & Young LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP their independence. The audit committee has considered the effect of non-audit fees on the independence of Ernst & Young LLP and has concluded that such non-audit services are compatible with the independence of Ernst & Young LLP.

The audit committee discussed with Ernst & Young LLP the overall scope and plans for its audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the 2015 audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the audit committee.

AUDIT COMMITTEE

Daniel Spiegelman, Chairman
Ted W. Love
Steven P. James

CORPORATE GOVERNANCE AND BOARD MATTERS

Board’s Role in Risk Oversight

The board of directors is actively involved in oversight of risks that could affect our company. This oversight is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full board of directors has retained responsibility for general oversight of risks. The board of directors satisfies this responsibility through full reports by each committee chairman regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the company.

Board Leadership Structure

The positions of chief executive officer and non-executive chairman of the board are held by two different individuals (Mr. Myers and Dr. Henney, respectively). Pursuant to our corporate governance principles, the board of directors has established the position of non-executive chairman in order to, in part, facilitate communication between management and our non-employee directors. This current structure allows our chief executive officer to focus on our day-to-day business while our non-executive chairman leads the board in its fundamental role of providing advice to and independent oversight of management. The board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position given our company’s stage of development, as well as the commitment required to serve as our non-executive chairman. The board of directors will continue to assess the appropriateness of this structure as part of the board of directors’ broader succession planning process.

Board of Directors and Committee Meetings

During 2015, our board of directors met nine times. During 2015, our audit committee met six times, our compensation committee met six times and our corporate governance and nominating committee met three times. All of our directors attended more than 75% of the aggregate of all meetings of the board of directors and of the committees on which such director served.

We do not have a formal policy regarding attendance by members of the board of directors at our annual meeting of stockholders, and Dr. Kirkman was the only director who attended our 2015 annual meeting of stockholders.

Determinations Regarding Director Independence

The board of directors has determined that each of our current directors, except Mr. Myers, Dr. Fyfe and Mr. Lampert, is an “independent director” as that term is defined by the applicable rules and regulations of The NASDAQ Stock Market. The independent directors generally meet in executive session at each quarterly board of directors meeting.

The board of directors has also determined that each member of the audit committee, the compensation committee, and the corporate governance and nominating committee meets the independence standards applicable to those committees prescribed by the applicable rules and regulations of The NASDAQ Stock Market, the SEC, and the Internal Revenue Service.

Finally, the board of directors has determined that Mr. Spiegelman, the chairman of the audit committee, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Code of Conduct

Our board of directors adopted a Code of Business Conduct and Ethics (the Code of Conduct) for all our officers, directors, and employees in March 2008, which was last amended in September 2010, and a Code of Ethics for the President and Chief Executive Officer, the Chief Financial Officer and the Corporate Controller on March 25, 2003, which was subsequently amended on March 13, 2008 (the Code of Ethics). The Code of Conduct details the responsibilities of all our officers, directors, and employees to conduct our affairs in an honest and ethical manner and to comply with all applicable laws, rules, and regulations. The Code of Conduct addresses issues such as general standards of conduct, avoiding conflicts of interest, communications, financial reporting, safeguarding our assets, responsibilities to our customers, suppliers, and competitors, and dealing with governments. The Code of Ethics imposes additional requirements on our senior executive, financial and accounting officers with respect to conflicts of interest, accuracy of accounting records and periodic reports and compliance with laws. Each of the Code of Conduct and Code of Ethics is available on our website at www.oncothyreon.com.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines that outline, among other things, the role of the board of directors, the qualifications and independence of directors, the responsibilities of management, the board of directors, and the committees of the board of directors, board of directors evaluation and compensation, management succession, chief executive officer evaluation, and limitations on the authority of executive management. The Corporate Governance Guidelines are also available on our website at www.oncothyreon.com.

Committees of the Board of Directors

During 2015, our board of directors had three standing committees: the audit committee, the compensation committee (which has delegated certain responsibilities to the new employee option committee as set forth in the “Executive Compensation — Share Option Plan” section later in this proxy statement), and the corporate governance and nominating committee. All of the committee charters, as adopted by our board of directors, are available on our website at www.oncothyreon.com under “Corporate Governance.” The functions performed by each committee and the members of each committee are described below.

Audit Committee

We have a standing audit committee, which reviews with our independent registered public accounting firm the scope, results, and costs of the annual audit and our accounting policies and financial reporting. Our audit committee (1) has direct responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, (2) establishes procedures for handling complaints regarding our accounting practices, (3) has authority to engage any independent advisors it deems necessary to carry out its duties, and (4) has appropriate funding to engage any necessary outside advisors. As of the date of this proxy statement, the members of the audit committee are Daniel Spiegelman (Chairman), Steven P. James and Dr. Ted W. Love. The board of directors has determined that Mr. Spiegelman, the chairman of the audit committee, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and is an “independent director” as that term is defined under the applicable rules and regulations of The NASDAQ Stock Market. The audit committee reviews and reassesses the adequacy of its charter on an annual basis.

Compensation Committee

The compensation committee oversees our compensation and benefits practices and programs (other than compensation practices of our non-employee directors, which are overseen by the nominating and corporate governance committee), as more fully described in the “Executive Compensation — Compensation Discussion and Analysis” section later in this proxy statement. As of the date of this proxy, the current members of the compensation committee are Dr. Christopher Henney (Chairman), Dr. Richard Jackson and Dr. Ted W. Love. The Compensation Committee Report is set forth in the “Executive Compensation — Compensation Committee Report” section later in this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee reviews candidates and recommends nominees for the board of directors. The corporate governance and nominating committee also oversees our corporate governance and compliance activities and compensation practices with respect to our non-employee directors. The corporate governance and nominating committee has not adopted a formal policy with respect to the consideration of director candidates recommended by stockholders given the lack of stockholder recommendations; however, if a stockholder delivered a written request to our corporate secretary which satisfied the notice, information, and other requirements set forth in our bylaws with respect to stockholder proposals, it would receive appropriate consideration. The corporate governance and nominating committee may consider in the future whether our company should adopt a more formal policy regarding stockholder nominations. As of the date of the filing of this proxy statement, the members of the corporate governance and nominating committee are Dr. Christopher Henney (Chairman), Dr. Richard Jackson and Daniel Spiegelman.

The corporate governance and nominating committee evaluates the qualifications of all director recommendations that are properly submitted by stockholders, management, members of the board of directors, and to the extent deemed necessary, third-party search firms. We have in the past paid a third party to assist us in identifying, evaluating, and screening potential candidates for nomination to the board of directors, and we may do so in the future. In assessing potential candidates, the corporate governance and nominating committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, depth of experience in the industry in which we compete, length of service, and other commitments. While there are no specific minimum qualifications, qualities or skills that are necessary to serve on the board of directors, the specific traits, abilities and experience that the corporate governance and nominating committee and the board look for in determining candidates for election to the board include, but are not limited to:

•	the highest ethical character and shared values with our company;

•	reputation consistent with our image;

•	significant accomplishments within their respective fields;

•	active and former chief executive officers of public companies and scientific, government, educational and non-profit institutions;

•	recognized leadership in the fields of medicine or biological sciences;

•	relevant expertise and experience and the ability to offer advice and guidance; and

•	ability to exercise sound business judgment.

In addition, the corporate governance and nominating committee considers the suitability of each candidate, taking into account the current members of the board of directors, in light of the current size and composition of the board of directors. The corporate governance and nominating committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The corporate governance and nominating committee strives to nominate directors with a variety of complementary skills so that, as a group, the board of directors will possess the appropriate talent, skills, and expertise to oversee the our business. After completion of its evaluation of candidates, the corporate governance and nominating committee will recommend a slate of director-nominees to the board of directors. Each of the nominees named in this proxy statement and standing for election to the board of directors at this annual meeting was recommended by the corporate governance and nominating committee.

Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors should send their communications in writing to the attention of our corporate secretary at Oncothyreon Inc., 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121. Our corporate secretary will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to our chairman of the board. If the communication requires a response, our corporate secretary will assist the board of directors in preparing the response.

Compensation of Directors

We pay our non-employee directors an annual cash fee of $50,000 for their service on our board of directors and its committees. We also pay the chairman of our board an additional annual fee of $50,000, the chairman of our audit committee an additional annual fee of $25,000, and the chairmen of our other standing committees of the board of directors an additional annual fee of $5,000 each. In addition, each non-employee director is entitled to annual restricted share unit grant equal to the greater of (1) 7,500 and (2) $50,000 divided by the closing price of our common stock on the NASDAQ Global Market on the date of grant. In September 2015, to align our annual equity awards to non-employee directors with the 50th percentile of our peer group (as described below under “Executive Compensation — Compensation Discussion and Analysis — Competitive Market Review for 2015”), our Board also granted each non-employee director a second restricted share unit award equal to the greater of (1) 7,500 and (2) $50,000 divided by the closing price of our common stock on the NASDAQ Global Market on the date of grant. Board members receive cash compensation in U.S. dollars. We also reimburse our directors for travel and other necessary business expenses incurred in the performance of their services for us.

In April 2016, Mr. Myers was appointed as our President and Chief Executive Officer and as member of our board of directors; Mr. Myers will not receive any compensation for his role as a director. In January 2016, Mr. Lampert was appointed as a member of our board of directors; Mr. Lampert elected to forego any compensation for his role as a director. In January 2016, Dr. Fyfe was appointed as a member of our board of directors; Dr.  Fyfe will receive pro-rated compensation for 2016.

Fiscal Year 2015 Director Compensation

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2015. The table excludes Dr. Kirkman who did not receive any compensation from us in his role as director in the year ended December 31, 2015. All compensation numbers are expressed in U.S. dollars.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(3)	Total ($)
Christopher Henney	$105,000	$100,000	$205,000
Daniel Spiegelman	75,000	100,000	175,000
Richard Jackson	52,500	100,000	152,500
Ted W. Love	52,500	100,000	152,500
Steven P. James	50,000	150,000	200,000

(1)	These amounts represent the aggregate grant date fair value of Restricted Share Units, or RSUs, granted in 2015.
(2)	As of December 31, 2015, our non-employee directors held the following outstanding RSUs: Dr. Henney (43,470 RSUs); Dr. Jackson (43,470 RSUs); Mr. Spiegelman (43,470 RSUs); Dr. Love (43,470 RSUs); Mr. James (55,063 RSUs).
(3)	Each RSU may be converted into one share of our common stock at the end of the grant period, which is two years for each of the RSUs granted.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes our executive compensation policies for our named executive officers in 2015, Dr. Kirkman, Ms. Eastland, Mr. Christianson, Dr. Hausman and Dr. Peterson. Dr. Kirkman served as our President and Chief Executive Officer during 2015 and retired in January 2016. In April 2016, Mr. Myers was appointed as our President and Chief Executive Officer.

Compensation Philosophy and Objectives

The principal objectives of our compensation policies and programs have been to attract and retain senior executive management, to motivate their performance toward clearly defined corporate goals, and to align their long term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors affecting our stockholders’ realization of long-term value.

Our compensation programs have reflected, and we expect that they will continue to reflect, the fact that we are a biopharmaceutical company whose principal compounds are in pre-clinical and clinical development and subject to regulatory approval. As a result, our revenues have been and will continue to be limited, and we expect to continue to incur net losses for at least the next several years. In an effort to preserve cash resources, our historical compensation programs have focused on long-term equity incentives relative to cash compensation. This approach seeks to place a substantial portion of executive compensation at risk by rewarding our executive officers, in a manner comparable to our stockholders, for achieving our business and financial objectives.

In addition to long-term equity incentives, we have also implemented a performance-based cash bonus program for our executive officers. Payments under this performance-based cash bonus program are based on achievement of pre-established corporate performance goals. All of the performance goals of our executive officers are tied to corporate objectives to reflect the fact that our executive officers make key strategic decisions influencing our company as a whole.

We design and implement compensation programs that combine both cash incentive elements based on annual performance objectives and long-term equity elements. Our compensation committee has not, however, adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-cash compensation. The compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based. In that regard, we expect to continue to use options or other equity incentives as a significant component of compensation because we believe that they align individual compensation with the creation of stockholder value, and we expect any payments under cash incentive plans to be tied to annual performance targets.

Our executive compensation programs have remained substantially the same for several years. We believe our programs are effectively designed and work well in aligning the interests of our executive officers and stockholders and are instrumental to achieving our company objectives. In determining executive compensation for 2015, our compensation committee considered the stockholder support that the “Say-on-Pay” proposal received at our 2011 and 2014 annual meetings of stockholders. As a result, the compensation committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future. With respect to the frequency of future “Say-on-Pay” advisory votes, consistent with the recommendation of our board of directors and the outcome of the stockholder vote regarding the proposal at our 2011 annual meeting of stockholders, we determined to hold an advisory “Say-on-Pay” vote on the compensation of our executive officers every three years. Our next advisory “Say-on-Pay” vote will occur at our 2017 annual meeting of stockholders.

Role of Our Compensation Committee

As of the date of this proxy statement, our compensation committee is comprised of three non-employee members of our board of directors, Dr. Henney, Dr. Jackson and Dr. Love, each of whom is an independent director under the applicable rules and regulations of The NASDAQ Stock Market and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee approves and oversees our executive compensation and benefit policies. Our compensation committee acts as the administrator of our equity incentive plans and approves all grants to our executive officers. Our compensation committee operates pursuant to a written charter under which our board of directors has delegated specific authority with respect to compensation determinations. Among the responsibilities of our compensation committee are the following:

•	evaluating our compensation practices and assisting in developing and implementing our executive compensation program and philosophy;

•	establishing a practice, in accordance with the applicable rules and regulations of The NASDAQ Stock Market, of determining the compensation earned, paid, or awarded to our chief executive officer independent of input from him; and

•	establishing a policy, in accordance with the applicable rules and regulations of The NASDAQ Stock Market, of reviewing on an annual basis the performance of our other executive officers with assistance from our chief executive officer and determining what we believe to be appropriate compensation levels for such officers.

The compensation committee’s charter allows the committee to form subcommittees for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate. For example, the compensation committee has delegated certain powers and authority to the new employee option committee as set forth in “— Share Option Plan” included elsewhere in this proxy statement.

During 2015, our chief executive officer actively supported the compensation committee’s work by providing information relating to our financial plans, performance assessments of our executive officers, and other personnel related data. In particular, our chief executive officer, as the person to whom our other executive officers reported, was responsible for evaluating individual officers’ contributions to corporate objectives. Our chief executive officer made recommendations to the compensation committee with respect to merit salary increases, cash bonuses, and stock option grants or other equity incentives for our other executive officers. Our compensation committee met to evaluate, discuss, modify or approve these recommendations. Without the participation of the chief executive officer, the compensation committee as part of the annual review process conducted a similar evaluation of the chief executive officer’s contribution and performance and made determinations with respect to merit salary increases, bonus payments, stock option grants, or other forms of compensation for our chief executive officer.

Our compensation committee has the authority under its charter to engage the services of outside advisors, experts, and others for assistance. The compensation committee did not rely on any outside advisors for purposes of structuring our 2015 base salary and cash incentive bonuses, but did consider the Radford survey data described below.

In July 2015, the compensation committee engaged the services of Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the compensation committee and our corporate governance and nominating committee regarding the amount and types of compensation that we provide to our executive officers and board members and how our compensation practices compare to the compensation practices of other companies. Specifically, in 2015, Compensia was engaged to (i) develop a peer group for assessing executive and board compensation market practices, (ii) assess our executive officer and director compensation practices, including our short-term incentive and equity usage practices, relative to comparable companies and (iii) advise on 2016 compensation strategies and structure. The compensation committee considered Compensia’s analysis when determining 2015 equity-based incentive compensation. Compensia reports directly to our compensation committee and does not provide any services to us other than the services provided to our compensation committee and to our corporate governance and nominating committee. Our compensation committee believes that Compensia does not have any conflicts of interest in advising the compensation committee under applicable SEC or NASDAQ rules.

Competitive Market Review for 2015

The market for experienced management is highly competitive in the life sciences and biopharmaceutical industries. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting and retaining management from companies ranging from large and established pharmaceutical companies to entrepreneurial early stage companies. We expect competition for appropriate technical, commercial, and management skills to remain strong for the foreseeable future.

In making our executive base salary and incentive bonus determinations for 2015, the compensation committee benchmarked our compensation levels using the Radford Global Life Sciences Salary Survey. This survey includes life sciences companies based predominantly in biotechnology markets in the U.S. with which we compete for executive talent.

In evaluating the survey data, we compared our compensation practices and levels with the survey data. This information was used to determine appropriate levels of compensation based on market benchmarks for similarly situated officers.

In making our executive equity-based incentive compensation determinations for 2015, our compensation committee benchmarked the existing long-term incentive value of our equity-based incentive compensation using an analysis prepared by Compensia of the long-term incentive value of equity awards held by executive officers in comparable positions in our peer group. In awarding equity-based incentive compensation, our compensation committee targeted the 50th percentile of the peer group, which it believes provides the means to allow a company of our size to attract, compete for and retain the executive talent necessary for us to our achieve our goals and also conserve our cash and equity as much as possible.

In developing our compensation peer group, our compensation committee identified publicly-traded clinical-stage biotechnology companies with shares listed on NASDAQ that were comparable to us based on the stage of clinical development, revenue, cash reserves, market capitalization and number of employees. Based on this analysis and the recommendations of Compensia, our compensation committee selected the following companies for our peer group:

Advaxis	Immune Design

Arrowhead Research	Lion Biotechnologies

Bellicum Pharmaceuticals	Mirati Therapeutics

Dicerna Pharmaceuticals	OncoMed Pharmaceuticals

Endocyte	Regulus Therapeutics

Five Prime Therapeutics	Sangamo BioSciences

Geron	Stemline Therapeutics

GTx	Verastem

Idera Pharmaceuticals

Principal Elements of Executive Compensation

Our executive compensation program consists of five components:

•	base salary;

•	annual performance-based cash bonuses;

•	equity-based incentives;

•	benefits; and

•	severance/termination protection.

We believe that each of these components, combining both short and long-term incentives, offers a useful element in achieving our compensation objectives and that collectively these components have been effective in achieving our corporate goals.

Annual Review Process

Our compensation committee reviews data and makes executive compensation decisions on an annual basis, typically during the last quarter of the year and the first quarter of the new year. From time to time, the compensation committee may make mid-year changes to executive compensation based on new developments in our business or industry.

In connection with the annual goal setting process, executive officers are responsible for establishing and submitting for review to our chief executive officer (and in the case of our chief executive officer, directly to the compensation committee) their departmental goals and financial objectives. Our chief executive officer then compiles the information submitted and provides it, along with information relating to his own personal goals and objectives, to our compensation committee and board for review in the form of draft corporate objectives. Then, our compensation committee, including our chief executive officer with respect to all officers other than himself and excluding our chief executive officer with respect to discussions of his own compensation, reviews, considers, and may amend the draft objectives prior to the compensation committee’s final approval of the objectives.

Weighting of Compensation Elements

For 2015, our compensation committee’s determination of the appropriate use and weight of each element of executive compensation was subjective, based on its view of the relative importance of each element in meeting our overall objectives and factors relevant to the individual executive. Like many biopharmaceutical companies with pre-clinical and clinical-stage product candidates, we seek to place a significant amount of each executive’s total potential compensation “at risk” based on performance.

Base Salary

        For 2015, our compensation committee, in its discretion, made changes in annual base salary for executive officers. Base salary for our executive officers reflected the scope of their respective responsibilities, their relative seniority and experience, and competitive market factors, including our compensation committee’s review of market compensation for executive officers of U.S. biopharmaceutical companies. Our compensation committee typically aims to set base salary at approximately the 50th percentile of base salaries reported in the Radford Global Life Sciences Salary Survey for comparable positions at companies of comparable size. Salary adjustments for 2015 were based on a comparison of 2014 base salary to the 50th percentile reported in the Radford Global Life Sciences Salary Survey, individual performance and changes in job duties. The compensation committee determined based on these factors that it was appropriate to increase 2015 base salaries for each of Dr. Kirkman, Mr. Christianson and Dr. Hausman by 3% in order to keep salaries for those officers aligned approximately with the 50th percentile of the comparable salaries reported in the Radford Global Life Sciences Salary Survey. The compensation committee decided to increase Ms. Eastland’s base salary by 8.5% to reflect her exemplary performance and in order to more closely align her salary with approximately the 50th percentile of the comparable salaries reported in the Radford Global Life Sciences Salary Survey. The compensation committee decided to increase Dr. Peterson’s base salary by 16.5% to reflect an increase in his job responsibilities, his exemplary performance and in order to more closely align his salary with approximately the 50th percentile of the comparable salaries reported in the Radford Global Life Sciences Salary Survey. Effective January 1, 2015, Dr. Kirkman’s base salary was increased to $448,050, Ms. Eastland’s base salary was increased to $300,000, Mr. Christianson’s base salary was increased to $319,300, Dr. Hausman’s base salary was increased to $366,165 and Dr. Peterson’s base salary was increased to $315,000.

Variable Cash Compensation — Incentive Bonuses

We pay performance-based bonuses to our executive officers pursuant to our performance review policy, which we believe enhances each executive’s incentive to contribute to corporate objectives and aligns their interests with those of our stockholders. Under the performance review policy, our executive officers are eligible to receive bonuses based on achievement of pre-established corporate performance goals. The weighting among the goals is individualized based on the nature of the executive’s role within the company. As further described in the paragraphs below, each goal is assigned a percentage for each executive based on the importance to us that the goal be achieved by that executive and the extent to which the goal falls within the executive’s area of operational control. Generally, achievement of a particular goal will result in the payment of the expected level of incentive compensation associated with such goal. Partial achievement can result in the payment of reduced or no incentive compensation and superior achievement of any performance goal may result in a payment in excess of the target level of incentive compensation; however, there is not a fixed formula for determining the amount of incentive compensation for partial or above target achievement. Rather, the compensation committee retains discretion to increase or decrease variable cash incentive compensation to our officers as it determines appropriate, based on actual achievement against the goals.

Typically, the maximum incentive compensation to which an executive officer is entitled is based on a percentage of such executive’s base salary. For example, if (1) an executive’s base salary is $100,000, (2) he or she is eligible to receive a bonus up to 50% of his base salary, or $50,000, (3) the compensation committee has established four performance goals, each weighted at 25% and (4) the compensation committee determines that the executive has achieved two of the four performance goals, then, the executive would be eligible to receive, subject to the discretion of the compensation committee, a bonus of $25,000.

Performance goals may be both qualitative and quantitative and are designed to be specific, measurable and completed within a fixed period of time. Although performance goals are intended to be achievable with significant effort, we do not expect that every goal will be actually attained in any given year. Our compensation committee is responsible for setting performance goals, assessing whether such goals have been achieved and determining the amount of bonuses (if any) to be paid with respect to our executive officers. Performance goals for the upcoming year are typically established at or shortly after the end of the prior year. Assuming that a determination is made that a bonus has been earned, we typically pay bonuses to executive officers shortly after the first scheduled meeting of the compensation committee each year. An individual must remain actively employed by the company through the actual date of payment to receive a bonus.

The 2015 performance goals approved by the compensation committee in January 2015 for each executive officer are set forth in the table below. With input from the board, the compensation committee selected these particular corporate objectives based on its judgment that they represented areas in which each of the executive officers have significant operational control and on which the board and compensation committee believed each of the executive officers should focus to move our strategic plan forward and enhance stockholder value. As is reflected in the table below, the weighting of specific performance goals varies among executive officers based on each executive officer’s role and position within the company. For example, because Dr. Hausman holds a position as our chief medical officer, the compensation committee felt it was appropriate to more heavily weight her bonus on achievement of certain clinical development milestones. Mr. Christianson and Dr. Peterson’s goals are more heavily weighted to the achievement of technical operations and pre-clinical assessment goals, respectively, to align their goals with their respective roles as our chief operating officer and chief scientific officer. Dr. Kirkman and Ms. Eastland’s goals are more heavily weighted toward the achievement of goals relating to cash position, investor perception and business development. Since the compensation committee believes that our performance is also determined by the performance of executive management acting collaboratively as a team, no corporate goal was assigned a weight of less than 5% for any of our executive officers.

Named Executive Officer	Cash Position (1)	Investor Perception (2)	Clinical Assessment (3)	Pre-Clinical Assessment (4)	Technical Operations (5)	Protocell (6)	Regulatory (7)	Business Development (8)
Robert Kirkman	25%	20%	10%	10%	10%	10%	5%	10%
Julia Eastland	25	20	10	10	10	10	5	10
Gary Christianson	5	5	10	10	40	15	10	5
Diana Hausman	5	5	45	10	10	10	10	5
Scott Peterson	5	5	10	40	10	15	10	5

(1)	Have cash and investments as of December 31, 2015 sufficient to fund the Company for the following 18 months.

(2)	Improve investor perception of the Company.
(3)	Timely complete enrollment in Phase 1b ONT-380 trials; initiate a Phase 2 trial of ONT-380; if indicated, obtain FDA input for treatment of CNS metastases and timely initiate registration trial or other trial; timely complete enrollment in combination study of ONT-10 and CDX-1127.
(4)	Timely complete studies in connection with ONT-380, ONT-10, Chk1 inhibitor and immune oncology antibody discovery program.
(5)	Timely complete supply, formulation and manufacturing goals with respect to ONT-380, ONT-10, and Chk1 inhibitor.
(6)	Timely complete studies and manufacturing goals in connection with protocell technology.
(7)	Timely file IND for Chk1 inhibitor.
(8)	Timely complete a collaboration with respect to protocell technology and complete an evaluation agreement relating to PET Lipid A.

Dr. Kirkman, Ms. Eastland, Mr. Christianson, Dr. Hausman and Dr. Peterson were eligible to receive incentive bonuses of up to 50%, 35%, 35%, 35% and 35%, respectively, of their base salary. In 2015, the compensation committee increased Ms. Eastland’s and Dr. Peterson’s bonus targets from 30% to 35% to reflect the relative importance of their contributions to the company and improve parity in the executive officer bonus targets.

In January 2016, the compensation committee determined the achievement of the 2015 performance goals. Specifically, the compensation committee determined the following: (1) the cash position goal was not achieved; (2) the investor perception goal was fully achieved; (3) clinical goals were 75% achieved; (4) preclinical goals were fully achieved; (5) technical operations goals were 75% achieved; (6) protocell goals were 50% achieved; (7) the regulatory goal was not achieved and (8) business development goals were 20% achieved. Additionally, in its discretion, the compensation committee determined to increase the percentage of the goals achieved by Ms. Eastland from 52% to 65% to reflect her significant contributions to the company that were not reflected in the 2015 performance goals. The target and actual bonus amounts for 2015 for our named executive officers are set forth below.

Named Executive Officer	Base Salary ($)	2015 Annual Target as Percentage of Base Salary	Target Bonus ($)	Target Goals Achieved	2015 Incentive Bonus Actually Paid ($)
Robert Kirkman	$448,050	50%	$224,025	52.0%	$116,493
Julia Eastland	300,000	35	105,000	65.0	68,250
Gary Christianson	319,300	35	111,755	61.0	68,171
Diana Hausman	366,165	35	128,158	62.25	79,778
Scott Peterson	315,000	35	110,250	68.5	75,521

Equity-based Incentives

We grant equity-based incentives to employees, including our named executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted any specific stock ownership guidelines, and our equity incentive plans have provided the principal method for named executive officers to acquire an equity position in our company.

Historically, we have granted options to our executive officers under our share option plan. Our share option plan permits the grant of stock options for shares of common stock. All equity incentive programs are administered by our compensation committee (other than grants of restricted share units to non-employee directors, which are overseen by the corporate governance and nominating committee and grants of stock options to certain new employees, which are overseen by the new employee option committee). To date, our equity incentive grants to executive officers have consisted of options under the share option plan. We use stock options as a long-term incentive vehicle because stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders. In addition, stock options help to provide a balance to the overall executive compensation program as base salary and our bonus program focus on nearer-term achievements, while the grant and vesting of stock options is intended to focus executive efforts toward increasing stockholder value over the longer term.

The practice of our compensation committee has been to consider the annual grant of options to our executive officers in connection with the annual compensation review process. In making its determination of the size of annual option grants for our executive officers, the compensation committee considers the individual performance of the executive officer in the prior year, the industry experience and background of the executive officer, and the value of the executive officer’s outstanding equity grants in the then-current competitive environment, including the value of such outstanding equity grants as a retention tool. Adjustments may be made as the compensation committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees that we operate in.

In determining the 2015 annual option grants to executive officers, the compensation committee considered the roles and performance of each executive officer in the context of the company’s goals and priorities, the long-term retention value of the overall outstanding option grants held by each of the executive officers, and an analysis prepared by Compensia of the long-term inventive value of equity awards held by executive officers in comparable positions in the company’s peer group. The analysis prepared by Compensia indicated that the long-term incentive value of the equity awards held by each of our named executives officers fell below the 10th percentile of our peer group. In order to achieve a long-term incentive value for each of our named executive officers that is consistent with approximately the 50th percentile of our peer group, the compensation committee awarded stock option grants to the executive officers as set forth in the table below, which it believed was appropriate in light of our long-term retention objectives.

During 2015, we granted, in the aggregate, the following options to our executive officers as follows:

Named Executive Officer	Options (#)
Robert Kirkman	750,000
Julia Eastland	250,000
Gary Christianson	250,000
Diana Hausman	250,000
Scott Peterson	250,000

These options vest as follows: 25% of the shares underlying the option will vest and become exercisable on the first anniversary of the grant date and thereafter 1/48th of the shares underlying the option will vest and become exercisable on each monthly anniversary of the grant date, subject to the executive officer’s continued service, such that the option will be fully exercisable on the fourth anniversary of the grant date.

The exercise price of these options was the closing sales price of our common stock on the date of grant, September 24, 2015, or $3.51.

Our practice has been to provide equity incentives principally in the form of stock option grants that vest over time. The stock option vesting period encourages executive retention over the term of the option. Our compensation committee may also consider alternative forms of equity in the future, such as performance shares, restricted share units or restricted stock awards with alternative vesting strategies based on the achievement of performance milestones or financial metrics.

Benefits

We provide the following benefits to our named executive officers, generally on the same basis as provided to all of our employees:

•	health, dental insurance and vision (for the employee and eligible dependents);

•	flexible spending accounts for medical and dependent care;

•	life insurance;

•	employee assistance plan (for the employee and eligible dependents);

•	short- and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan with an employer match into the plan.

Severance/Termination Protection

We are a party to agreements with our executive officers that provide for benefits payable in connection with the termination of employment or a change in control. The compensation committee considers such benefits in order to be competitive in the hiring and retention of employees, including executive officers. When establishing the termination and change of control provisions in our agreements with our executive officers, the compensation committee considered industry practice and an analysis of current market trends.

In addition, these benefits are intended to incentivize and retain our officers during the pendency of a proposed change in control transaction and align the interests of our officers with our stockholders in the event of a change in control. The compensation committee believes that the departure of our former chief executive officer and any future proposed or actual change in control transaction can adversely impact the morale of officers and create uncertainty regarding their continued employment. As a result, in January 2016, we adopted a Retention Payment Plan (as described below under Termination and Change of Control Agreements — Retention Payment Plan) that is intended to incentivize and retain our officers while we conducted the search for our new chief executive officer and while we integrate him into our operations. Without these benefits, officers may be tempted to leave the company prior to the integration of our new chief executive officer or the closing of a change in control, especially if they do not wish to remain with the entity after such events. Such departures could jeopardize our clinical development plans or the consummation of a transaction or our interests if a transaction does not close and we remain independent.

All arrangements with the named executive officers and the potential payments that each of the named executive officers would have received if a change in control or termination of employment had occurred on December 31, 2015 are described in “— Termination and Change of Control Agreements” and “— Potential Payments Upon Termination or Change in Control” included elsewhere in this proxy statement.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)) limits the amount that we may deduct for compensation paid to our chief executive officer and the next three most highly compensated executive officers (other than the principal financial officer) to $1 million per person per year, unless such compensation satisfies the conditions of an exemption from Section 162(m). If we pay compensation that is “performance-based,” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1 million per person in a single year, subject to certain conditions. Cash compensation in excess of $1 million in addition to any spread at the time of exercise of stock options we have granted through 2015 do not meet the general requirements for exemption from the deduction limit.

However, our compensation committee cannot determine with certainty how the deduction limit may impact our executive compensation program in future years. While our compensation committee has not adopted a formal policy regarding tax deductibility of the compensation paid to our executive officers, it intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions. Nevertheless, our compensation committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is in the best interests of the company and our stockholders.

Securities Trading Policies

Our Insider Trading Policy provides that, except for trades pursuant to approved Rule 10b5-1 plans, directors, officers and employees may not trade in our securities while possessing material nonpublic information concerning us or trade in our securities outside of the applicable trading windows. Our securities trading policy further provides that directors and executive officers may not purchase or sell puts or calls that underlie a purchase or sale of our common stock, engage in short sales or any other hedging transactions with respect to our common stock, or buy our common stock on margin or pledge shares of our common stock. Except for trades pursuant to approved Rule 10b5-1 plans, our policy restricts trading in our securities by directors, officers and employees to open window periods following the widespread public release of our quarterly and annual financial results.

Compensation Committee Interlocks and Insider Participation

During 2015, Richard Jackson, Christopher Henney and W. Vickery Stoughton served on our compensation committee. During 2015, no member of our compensation committee was an officer or employee or formerly an officer of our company, and no member had any relationship that would require disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers has served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served on our board of directors or on our compensation committee.

Risk Analysis of Compensation Plans

The mix and design of the elements of executive compensation do not encourage management to assume excessive risks. Any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company.

The compensation committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking; and

•	several categories of goals generally apply, so that if any particular goal is not achieved, then a disproportionate amount of total compensation is not forfeited.

Compensation Committee Report

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

In reliance on the reviews and discussions referred to above and the review and discussion of the section captioned “Compensation Discussion and Analysis” with our management, the compensation committee has recommended to the board of directors and the board of directors has approved, that the section captioned “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K and this proxy statement.

COMPENSATION COMMITTEE

Dr. Ted W. Love, Chairman
Dr. Richard Jackson
Dr. Christopher Henney

Summary Compensation Table — 2015, 2014, and 2013

The following table sets forth the compensation earned by or awarded to, as applicable, our principal executive officer, principal financial officer and other executive officers during each of 2015, 2014 and 2013. We refer to these officers in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert Kirkman Former President, Chief Executive Officer and Director	2015	$448,050	$1,687,500	$116,493	$8,442	$2,260,485
	2014	435,000	360,000	217,500	12,455	1,024,955
	2013	422,300	756,000	202,704	13,161	1,394,165

Julia Eastland Chief Financial Officer, Secretary and Vice President, Corporate Development	2015	300,000	562,500	68,250	8,442	939,192
	2014	276,000	120,000	82,800	8,292	487,092
	2013	267,800	189,000	76,725	8,526	542,051

Gary Christianson Chief Operating Officer	2015	319,300	562,500	68,171	8,442	958,413
	2014	310,000	120,000	108,500	9,017	547,517
	2013	300,760	189,000	100,529	9,515	599,804

Diana Hausman Chief Medical Officer	2015	366,165	562,500	79,778	8,442	1,016,885
	2014	355,500	180,000	124,425	10,268	670,193
	2013	345,050	189,000	96,787	10,843	641,680

Scott Peterson Chief Scientific Officer	2015	315,000	562,500	75,521	8,442	961,463
	2014	270,500	180,000	81,150	8,292	539,942
	2013	262,650	189,000	76,825	8,371	536,847

(1)	These amounts represent the aggregate grant date fair value of option awards for fiscal years 2015, 2014 and 2013. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2015, 2014 and 2013. The value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 7 — Share-based Compensation of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	The amounts in this column represent total performance-based cash bonuses earned for services rendered during the year by our named executive officers, which performance-based cash bonuses were awarded based on the achievement of corporate goals and objectives determined each year by our compensation committee. See “— Compensation Discussion and Analysis — Variable Cash Compensation — Incentive Bonuses” included elsewhere in this proxy statement for additional information regarding our variable cash compensation policies for executive officers.
(3)	The amounts in this column consist of contributions made by us pursuant to our 401(k) plan and life insurance premiums.

Grants of Plan-Based Awards

The following table sets forth each grant of an award made to a named executive officer during 2015 under any of our incentive plans or equity plans.

Name	Grant Date(1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards($)(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Robert L. Kirkman	September 24, 2015	$224,025	(4)	750,000	$3.51	$1,687,500

Julia Eastland	September 24, 2015	105,000	(5)	250,000	3.51	562,500

Gary Christianson	September 24, 2015	111,755	(6)	250,000	3.51	562,500

Diana Hausman	September 24, 2015	128,158	(7)	250,000	3.51	562,500

Scott Peterson	September 24, 2015	110,250	(8)	250,000	3.51	562,500

(1)	Except as otherwise noted below and consistent with the provisions of our share option plan in effect at the date of grant, all options reflected in the table had an exercise price equal to the closing sales price of our common stock as reported by The NASDAQ Global Market on the grant date. All options were granted under our share option plan.
(2)	Amounts represent the “Target” amount of each award. There was no set “Threshold” or “Maximum” performance bonus amounts established with respect to our 2015 non-equity incentive plan awards. In January 2016, our compensation committee awarded non-equity incentive plan awards based on achievement of our 2015 performance goals. The actual amounts paid to each of the executive officers for 2015 are set forth in the individual footnotes below. For more information regarding the 2015 non-equity incentive plan awards, see “— Compensation Discussion and Analysis — Variable Cash Compensation — Incentive Bonuses” included elsewhere in this proxy statement.
(3)	These amounts represent the grant date fair value of option awards granted in 2015. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal year 2015. The value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see “Part II — Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates — Share-based Compensation” and “Note 6 — Share-based Compensation” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(4)	On January 9, 2016, the compensation committee awarded Dr. Kirkman a performance bonus of $116,493 based upon achievement of our 2015 performance goals.
(5)	On January 9, 2016, the compensation committee awarded Ms. Eastland a performance bonus of $68,250 based upon achievement of our 2015 performance goals.
(6)	On January 9, 2016, the compensation committee awarded Dr. Christianson a performance bonus of $68,171 based upon achievement of our 2015 performance goals.
(7)	On January 9, 2016, the compensation committee awarded Dr. Hausman a performance bonus of $79,778 based upon achievement of our 2015 performance goals.
(8)	On January 9, 2016, the compensation committee awarded Dr. Peterson a performance bonus of $75,521 based upon achievement of our 2015 performance goals.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2015 for each of the named executive officers. Except as set forth in the footnotes to the following table, each stock option is fully vested.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1)	Option Expiration Date
Robert Kirkman	45,000	—		$3.43	June 4, 2016
	100,000	—		$1.10	March 11, 2017
	200,000	—		$4.71	December 3, 2017
	100,000	—	(5)	$3.32	December 1, 2018
	100,000	—	(9)	$6.92	December 1, 2019
	75,000	25,000	(10)	$4.74	December 12, 2020
	300,000	300,000	(11)	$1.74	December 12, 2021
	75,000	225,000	(12)	$1.76	December 16, 2022
	—	750,000	(13)	$3.51	September 24, 2023
Julia Eastland	40,000	—	(6)	$3.31	November 10, 2018
	50,000	—	(5)	$3.32	December 1, 2018
	50,000	—	(9)	$6.92	December 1, 2019
	37,500	12,500	(10)	$4.74	December 12, 2020
	75,000	75,000	(11)	$1.74	December 12, 2021
	25,000	75,000	(12)	$1.76	December 16, 2022
	—	250,000	(13)	$3.51	September 24, 2023
Gary Christianson	15,000	—	(2)	$3.43	June 4, 2016
	30,000	—	(3)	$1.10	March 11, 2017
	100,000	—	(4)	$4.71	December 3, 2017
	50,000	—	(5)	$3.32	December 1, 2018
	50,000	—	(9)	$6.92	December 1, 2019
	37,500	12,500	(10)	$4.74	December 12, 2020
	75,000	75,000	(11)	$1.74	December 12, 2021
	25,000	75,000	(12)	$1.76	December 16, 2022
	—	250,000	(13)	$3.51	September 24, 2023

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1)	Option Expiration Date
Diana Hausman	30,000	—	(7)	$4.96	October 1, 2017
	50,000	—	(4)	$4.71	December 3, 2017
	50,000	—	(5)	$3.32	December 1, 2018
	50,000	—	(9)	$6.92	December 1, 2019
	37,500	12,500	(10)	$4.74	December 12, 2020
	75,000	75,000	(11)	$1.74	December 12, 2021
	37,500	112,500	(12)	$1.76	December 16, 2022
	—	250,000	(13)	$3.51	September 24, 2023
Scott Peterson	25,000	—	(8)	$6.56	August 1, 2017
	50,000	—	(4)	$4.71	December 3, 2017
	50,000	—	(5)	$3.32	December 1, 2018
	50,000	—	(9)	$6.92	December 1, 2019
	37,500	12,500	(10)	$4.74	December 12, 2020
	75,000	75,000	(11)	$1.74	December 12, 2021
	37,500	112,500	(12)	$1.76	December 16, 2022
	—	250,000	(13)	$3.51	September 24, 2023

(1)	In April 2008, the board of directors approved an amendment to our share option plan, which provided that the exercise price of any future grants would equal the closing price of our common stock traded on The NASDAQ Global Market on the date of grant.
(2)	This stock option fully vested on June 4, 2012.
(3)	This stock option fully vested on March 11, 2013.
(4)	This stock option fully vested on December 3, 2013.
(5)	This stock option fully vested on December 1, 2014.
(6)	This stock option fully vested on September 7, 2014.
(7)	This stock option fully vested on September 1, 2013.
(8)	This stock option fully vested on August 1, 2013.
(9)	This stock option fully vested on December 1, 2015.
(10)	This stock option fully vests on December 12, 2016, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(11)	This stock option fully vests on December 12, 2017, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(12)	This stock option fully vests on December 16, 2018, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(13)	This stock option fully vests on September 24, 2019, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.

Option Exercises and Stock Vested

None of our named executive officers exercised stock options during 2015. We have not granted any stock awards to date to any of our named executive officers.

Employee Benefit Plans

Our share option plan, in which our employees and officers participate, provides for the acceleration of vesting of awards in connection with or following a change in control of the company. A “change in control” shall be deemed to have occurred if (i) our board of directors passes a resolution to the effect that, for purposes of the share option plan, a change in control has occurred or (ii) any person or any group of two or more persons acting jointly or in concert becomes the beneficial owner, directly or indirectly, or acquires the right to control or direct, 25% or more of our outstanding voting securities or any successor entity in any manner, including without limitation as a result of a takeover bid or an amalgamation with any other corporation or any other business combination or reorganization. See “— Share Option Plan” included elsewhere in this proxy statement.

Also under our share option plan, stock options held by employees at the level of Vice President or above who are terminated by us without cause (as defined in the share option plan) will remain outstanding and continue to vest and be exercisable for two years following the termination date. In addition, under our share option plan, stock options held by employees who retire (as defined in the share option plan) will remain outstanding and continue to vest and be exercisable for the term of the stock option.

Termination and Change of Control Agreements

Dr. Robert Kirkman

As of December 31, 2015, we were a party to an offer letter with Dr. Kirkman, our president and chief executive officer, dated August 29, 2006 as amended in December 2008 and December 2009. Pursuant to the terms of the offer letter as amended, Dr. Kirkman was entitled to receive the following benefits if we underwent a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of two years’ base salary, less required withholding; and

•	lump sum payment of two years’ equivalent of performance review bonus at target, less required withholding.

Additionally, if Dr. Kirkman was terminated for reasons other than cause (as defined in the December 2009 amendment), he was entitled to receive the following benefits, in addition to the continued stock option vesting and exercisability described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

In January 2016, Dr. Kirkman retired from his role as president and chief executive officer. In connection with his resignation, we and Dr. Kirkman entered into a Retirement and Separation Agreement, and pursuant to such agreement, Dr. Kirkman received the following severance benefits:

•	accrued compensation, including (i) earned salary, (ii) any earned bonus that would have been paid to Dr. Kirkman with respect to fiscal year 2015, (iii) any accrued, but unused vacation and (iv) reimbursement of outstanding expenses;

•	a cash payment equal to $1,620,000, payable in one lump sum;

•	full acceleration of all shares of our common stock underlying any then-outstanding unvested stock options held by Dr. Kirkman; and

•	100% of the COBRA premium that would otherwise be due under our group health plan through December 31, 2016.

Julia Eastland

We are a party to an offer letter dated August 17, 2010 with Julia Eastland, our chief financial officer, secretary and vice president, corporate development.

Pursuant to the terms of the offer letter, Ms. Eastland will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Ms. Eastland is terminated for reasons other than cause (as defined in the offer letter), she will receive the following benefits:

•	lump sum payment of nine month’s base salary, less required withholding; and

•	lump sum payment of nine month’s equivalent of performance review bonus at target, less required withholding.

Gary Christianson

We are a party to an offer letter dated June 29, 2007 as amended in December 2008 and December 2009, with Gary Christianson, our chief operating officer. Pursuant to the terms of the offer letter as amended, Mr. Christianson will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Mr. Christianson is terminated for reasons other than cause (as defined in the June 2007 offer letter), he will receive the following benefits, in addition to the continued stock option vesting and exercisability described above:

•	lump sum payment of nine month’s base salary, less required withholding;

•	lump sum payment of nine month’s equivalent of performance review bonus at target, less required withholding; and

•	health insurance coverage for a period of nine months.

Dr. Diana Hausman

We are a party to an offer letter dated July 6, 2009, as amended December 2009, with Diana Hausman, M.D., our chief medical officer. Pursuant to the terms of the offer letter as amended, Dr. Hausman will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Dr. Hausman is terminated for reasons other than cause (as defined in the December 2015 amendment), she will receive the following benefits, in addition to the continued stock option vesting and exercisability described above:

•	lump sum payment of nine month’s base salary, less required withholding; and

•	lump sum payment of nine month’s equivalent of performance review bonus at target, less required withholding.

Dr. Scott Peterson

We are a party to an offer letter dated June 4, 2009, as amended December 2009 and January 2015, with Scott Peterson, Ph.D., our chief scientific officer. Pursuant to the terms of his offer letter as amended, Dr. Peterson will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Dr. Peterson is terminated for reasons other than cause (as defined in the January 2015 amendment), he will receive the following benefits, in addition to the continued stock option vesting and exercisability described above:

•	lump sum payment of nine month’s base salary, less required withholding; and

•	lump sum payment of nine month’s equivalent of performance review bonus at target, less required withholding.

Retention Payment Plan

In January 2016, we adopted a Retention Plan to provide cash retention payments to our named executive officers (other than our Chief Executive Officer) and certain other employees in order to induce them to remain employed by us through the transition of our Chief Executive Officer. Any named executive officers who participate in the Retention Plan and (i) remain continuously employed by us through January 10, 2017 or (ii) are terminated by us other than for “cause” prior to January 10, 2017, shall be paid a lump-sum cash payment in an amount equal to eight months of their base salary effective as of January 10, 2016.

For purposes of the Retention Plan, “cause” means (i) failure or refusal by such named executive officer to substantially perform his or her duties (except where the failure results from incapacity due to disability); or (ii) severe misconduct or activity deemed detrimental to our interests, as further described in the Retention Plan.

Potential Payments Upon Termination or Change in Control

The tables below describe the payments and benefits our executive officers would be entitled to receive assuming the occurrence on December 31, 2015 of either a change of control transaction or termination of their employment without “cause” (as defined below) as well as payments our executive officers would be entitled to receive assuming termination of their employment without cause made after January 11, 2016 in accordance with the Retention Plan. For additional details regarding the payments and benefits our named executive officers are entitled to, please see “— Termination and Change of Control Agreements” included elsewhere in this proxy statement.

Dr. Robert Kirkman

	Change of Control			Termination Other Than for Cause(4)
Name	Equity Acceleration (2)	Salary (3)	Insurance Benefits	Equity Acceleration (5)	Salary (6)	Insurance Benefits
Robert Kirkman(1)	$247,500	$1,344,150	$—	$—	$672,075	$—

(1)	The amounts in this table reflect what would have been paid to Dr. Kirkman upon a change of control or termination other than for cause as of December 31, 2015 based on the agreement that was effective as of such date.

On January 11, 2016, Dr. Kirkman retired from his role as president and chief executive officer. In connection with his retirement, we and Dr. Kirkman entered into a Retirement and Separation Agreement, as described above under “— Termination and Change of Control Agreements — Dr. Robert Kirkman.” Pursuant to such agreement, Dr. Kirkman received the following payments:

Named	Equity Acceleration	Salary	Bonus (a)	Insurance Benefits
Robert Kirkman	$—	$1,620,000	$116,493	$27,100

(a)	Amount represented 2015 bonus earned and paid in January 2016.

(2)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Dr. Kirkman on December 31, 2015, assuming a stock price of $2.22 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2015.
(3)	The amount shown in this column is a lump sum payment equal to two times Dr. Kirkman’s base salary for 2015 plus two year’s equivalent of his performance review bonus at target. Such payments would have been made within 60 days following a change of control, provided that, within 45 days of a change of control, Dr. Kirkman signed a separation agreement in a form reasonably satisfactory to us, which would have included a general release of all claims against us.
(4)	For purposes of Dr. Kirkman’s offer letter, “cause” included, among other things (a) willfully engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of him at our expense, (d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform his duties, which failure has continued for a period of at least 30 days after written notice by us.
(5)	Pursuant to the terms of our share option plan, there was no acceleration of vesting if Dr. Kirkman was terminated without cause, but stock option vesting and exercisability would have continued as described under “— Share Option Plan” included elsewhere in this proxy statement.
(6)	The amount shown in this column is a lump sum payment equal to Dr. Kirkman’s base salary for 2015 plus one year’s equivalent of his performance review bonus at target. Such payments would have been made within 60 days following termination other than for cause, subject to any payment delay in order to comply with Section 409A of the Internal Revenue Code.

Julia Eastland

	Change of Control			Termination Other Than for Cause(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Julia Eastland	$70,500	$405,000	$—	$—	$530,417	$—

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Ms. Eastland on December 31, 2015, assuming a stock price of $2.22 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2015.

(2)	The amount shown in this column is a lump sum payment equal to Ms. Eastland’s base salary for 2015 plus one year’s equivalent of her performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Ms. Eastland signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.
(3)	For purposes of Ms. Eastland’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of her at our expense, (d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform her duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Ms. Eastland is terminated without cause, but stock option vesting and exercisability will continue as described under “— Share Option Plan” included elsewhere in this proxy statement.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Ms. Eastland’s base salary for 2015, nine month’s equivalent of her performance review bonus at target and a lump sum payment equal to eight months of Ms. Eastland’s base salary pursuant to the Retention Plan.

Gary Christianson

	Change of Control			Termination Other Than for Cause(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Gary Christianson	$70,500	$431,055	$—	$—	$543,608	$22,174

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Mr. Christianson on December 31, 2015, assuming a stock price of $2.22 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2015.
(2)	The amount shown in this column is a lump sum payment equal to Mr. Christianson’s base salary for 2015 plus one year’s equivalent of his performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Mr. Christianson signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.
(3)	For purposes of Mr. Christianson’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of him at our expense, (d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform his duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Mr. Christianson is terminated without cause, but stock option vesting and exercisability will continue as described under “— Share Option Plan” included elsewhere in this proxy statement.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Mr. Christianson’s base salary for 2015, nine month’s equivalent of his performance review bonus at target and a lump sum payment equal to eight months of Mr. Christianson’s base salary for 2016 pursuant to the Retention Plan.

Dr. Diana Hausman

	Change of Control			Termination Other Than for Cause(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Diana Hausman	$87,750	$494,323	$—	$—	$630,742	$—

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Dr. Hausman on December 31, 2015, assuming a stock price of $2.22 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2015.
(2)	The amount shown in this column is a lump sum payment equal to Dr. Hausman’s base salary for 2015 plus one year’s equivalent of her performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Dr. Hausman signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.

(3)	For purposes of Dr. Hausman’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of her at our expense, d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform her duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Dr. Hausman is terminated without cause, but stock option vesting and exercisability will continue as described under “—Share Option Plan” included elsewhere in this proxy statement.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Dr. Hausman’s base salary for 2015, nine month’s equivalent of her performance review bonus at target and a lump sum payment equal to eight months of Dr. Hausman’s base salary for 2016 pursuant to the Retention Plan.

Dr. Scott Peterson

	Change of Control			Termination Other Than for Cause(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Scott Peterson	$87,750	$425,250	$—	$—	$558,938	$—

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Dr. Peterson on December 31, 2015, assuming a stock price of $2.22 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2015.
(2)	The amount shown in this column is a lump sum payment equal to Dr. Peterson’s base salary for 2015 plus one year’s equivalent of his performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Dr. Peterson signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.
(3)	For purposes of Dr. Peterson’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of his at our expense, (d) material breach of any of our written policies or (e) willful and continual failure substantially to perform his duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Dr. Peterson is terminated without cause, but stock option vesting and exercisability will continue as described under “— Share Option Plan” included elsewhere in this proxy statement.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Dr. Peterson’s base salary for 2015, nine month’s equivalent of her performance review bonus at target and a lump sum payment equal to eight months of Dr. Peterson’s base salary for 2016 pursuant to the Retention Plan.

Share Option Plan

Our board of directors adopted our share option plan on December 9, 1992 and our stockholders approved it on May 26, 1993. Our share option plan was amended and restated as of May 3, 2007, April 3, 2008, October 22, 2009, March 14, 2011, December 1, 2011 and December 4, 2014. If our 2016 Equity Incentive Plan is adopted by stockholders at our 2016 Annual Meeting, our share option plan will terminate and no additional options will be awarded under such plan as of the effective date of our 2016 Equity Incentive Plan. Our share option plan will otherwise terminate pursuant to its term on May 3, 2017. Any options granted pursuant to our share option plan that are outstanding as of the date it is terminated will continue to be governed by the terms of the share option plan. Our share option plan provides for the grant of nonstatutory stock options to selected employees, directors and persons or companies engaged to provide ongoing management or consulting services for us, or any entity controlled by us. The employees, directors and consultants who have been selected to participate in our share option plan are referred to below as “participants.”

Share Reserve

The total number of shares of common stock issuable pursuant to options granted under our share option plan shall, at any time, be 10% of our issued and outstanding shares of common stock. We had reserved a total of 9,160,135 shares of our common stock for issuance pursuant to our share option plan as of December 31, 2015. As of December 31, 2015, options to purchase 7,350,500 shares of our common stock were outstanding and 1,765,777 shares of our common stock were available for future grant under our share option plan.

Administration

Our compensation committee administers our share option plan. Under our share option plan, the plan administrator has the power, subject to certain enumerated restrictions in our share option plan, to determine the terms of the awards, including the employees, directors and consultants who will receive awards, the exercise price of the award, the number of shares subject to each award, the vesting schedule and exercisability of each award and the form of consideration payable upon exercise.

In addition, the compensation committee has delegated to the new employee option committee the authority to approve grants of stock options to newly hired employees who are not our chief executive officer, president, chief financial officer (or principal financial officer, if no person holds the office of chief financial officer), vice president or a Section 16 officer (as determined pursuant to the rules promulgated under the Securities Exchange Act of 1934). The new employee option committee is comprised of our chief executive officer, our principal financial officer and our head of human resources. The new employee option committee may only grant stock option awards. The stock options granted by the new employee option committee must have an exercise price equal to the closing sales price of our common stock as reported by The NASDAQ Global Market on the last trading day of the month in which such grants were approved. These grants must fall within a predetermined range approved by the compensation committee and may not deviate from the standard vesting terms (i.e., awards vest over a four year period, with 25% of the shares subject to an award vesting on the first anniversary of the optionee’s commencement of employment and the balance vesting in equal monthly increments for 36 months following the first anniversary of the commencement of employment).

Share Options

The exercise price of the shares subject to options granted under our share option plan shall be determined by our compensation committee or board of directors, but shall not be less than the fair market value of the shares. The exercise price will be the closing price of our common stock on the day of the option grant.

Termination of Service Provider Relationship

Upon the termination without cause of a participant’s employment or service with us (or any of our subsidiaries), other than a termination due to death or retirement (as such terms are defined in our share option plan), the participant’s option will continue to vest and may be exercised at any time up to and including, but not after, the date which is 180 days after the date of the termination or the date prior to the close of the business on the expiry date of the option, whichever is the earlier. If termination is for cause, the option will immediately terminate in its entirety. An option may never be exercised after the expiration of its term.

For our president or any of our vice presidents, in the event of a termination of the participant’s service or employment with us (or any of our subsidiaries) without cause, any option granted to the participant will continue to vest and may be exercised at any time up to and including, but not after, the date which is the second anniversary of the date of his or her termination or the date before the close of business on the expiry date of his or her option, whichever is the earlier.

In the event of the retirement, as such term is defined in our share option plan, of the participant while in the employment of us (or any of our subsidiaries), any option granted to the participant will continue to vest and may be exercised by the participant in accordance with the terms of the option at any time up to and including, but not after, the expiry date of the option.

In the event of the death of the participant (other than Dr. Kirkman) while in the employment or service of us (or any of our subsidiaries), the option will continue to vest and may be exercised by a legal representative of the participant at any time up to and including, but not after, the date which is 180 days after the date of the death of the optionee or before the close of business on the expiry date of the option, whichever is earlier.

In the event of the termination of service on account of disability of the participant (other than Dr. Kirkman) while in the employment or service of us (or any of our subsidiaries), the option will continue to vest and may be exercised by participant at any time up to and including, but not after, the date which is 180 days after the date of the disability of the participant or before the close of business on the expiry date of the option, whichever is earlier. In the event of Dr. Kirkman’s death or disability, options would continue to vest for 180 days, but would be exercisable at any time prior to the close of business on the expiry date of the option.

Effect of a Change in Control

Our share option plan provides that, if a change in control occurs, as such term is defined in our share option plan, including our merger with or into another corporation or the sale of all or substantially all of our assets, or if there is an offer to purchase, a solicitation of an offer to sell, or an acceptance of an offer to sell our shares of common stock made to all or substantially all of the holders of shares of common stock, a participant, who at the time of the change of control is an employee, director or service provider, shall have the right to immediately exercise his or her option as to all shares of common stock subject to such option, including as to those shares of common stock with respect to which such option cannot be exercised immediately prior to the occurrence of the change of control, and the participant shall have 90 days from the date of the change of control to exercise his or her option (unless the option expires prior to such date).

Transferability

Unless otherwise determined by the plan administrator, our share option plan generally does not allow for the sale or transfer of awards under our share option plan other than by will or the laws of descent and distribution, and awards may be exercised only during the lifetime of the participant and only by that participant or by the participant’s legal representative for up to 180 days following the participant’s death.

Additional Provisions

Our board of directors has the authority to amend (subject to stockholder approval in some circumstances) or discontinue our share option plan, so long as that action does not materially and adversely affect any option rights granted to a participant without the written consent of that participant.

During the period from January 1 to December 31, 2015, options to purchase 2,574,000 shares of common stock were granted under our share option plan at a weighted average exercise price of $3.48 per share.

Restricted Share Unit Plan

Our board of directors adopted our Amended and Restated Restricted Share Unit Plan, or RSU Plan, on May 18, 2005 and our stockholders approved it on May 18, 2005. Our RSU Plan was amended and restated as of June 12, 2009 to add additional shares to the plan and as of October 22, 2009 to remove references to the Toronto Stock Exchange and make certain other housekeeping changes necessitated by our voluntary delisting from the TSX. Our RSU Plan provides for the grant of RSUs to non-employee members of our board of directors. Pursuant to an October 2011 amendment to the RSU Plan, we withhold 25% of the shares of our common stock otherwise deliverable in connection with the vesting of any RSU and instead deliver to each non-employee director an amount in cash equal to the fair market value of the withheld shares on the vesting date. The amendment is intended to facilitate satisfaction of the non-employee directors’ income tax obligation with respect to the vested RSUs. On June 6, 2014, our stockholders approved an increase of 500,000 shares in the number of shares of our common stock reserved for issuance under the RSU Plan and our board approved an administrative amendment to our RSU plan. The directors who receive RSUs under our RSU Plan are referred to below as participants.

Share Reserve

As of December 31, 2015, we have reserved a total of 966,666 of our shares of common stock for issuance pursuant to our RSU Plan. As of December 31, 2015, grants covering 228,943 shares of our common stock were outstanding, 391,788 shares of our common stock were available for future grant under our RSU Plan and 345,935 shares had been issued upon conversion of RSUs.

Administration

The corporate governance and nominating committee of our board of directors administers our RSU Plan. Under our RSU Plan, the plan administrator has the power, subject to certain enumerated restrictions in our RSU Plan, to determine the terms of the grants, including the directors who will receive grants, the grant period (as such term is defined in our RSU Plan) of any awards, and any applicable vesting terms in order for the restricted share units to be issued, and such other terms and conditions as the board of directors deems appropriate.

Each grant of restricted share units will be evidenced by a written notice, which we call the notice of grant, with such notice, along with our RSU Plan, governing the terms and conditions of the grant. Each notice of grant will state the number of restricted share units granted to the participant and state that each restricted share unit, subject to and in accordance with the terms of our RSU Plan, will entitle the participant to receive one share of our common stock in settlement of a restricted share unit granted pursuant to our RSU Plan.

Right to Restricted Share Units in the event of Death, Disability, Retirement, or Resignation

In the event of the death or disability of a participant while a director of us, and with respect to each grant of restricted share units for which the grant period has not ended and for which the restricted share units have not been otherwise issued prior to the date of death, all unvested restricted share units will immediately vest and the shares of our common stock subject to such restricted share units will be issued by the later of the end of the calendar year of the date of death, or by the 15th day of the third calendar month following the participant’s date of death.

In the event the participant’s service as a director terminates for any reason other than death or disability, and provided such participant is not a specified employee (as such term is defined in our RSU Plan) on the date of his or termination, with respect to the restricted share units as to which the release date (as such term is defined in our RSU Plan) has not occurred, and for which shares of our common stock have not been issued, the participant will receive such shares as if the grant period had ended and such shares will be issued by the later of the end of the calendar year of the date of termination or by the 15th day of the third calendar month following the date of the termination. If the participant is a specified employee on the date of his or her termination, and if such termination is for any reason other than death, with respect to the restricted share units as to which the release date has not occurred, and for which shares of our common stock have not been issued, the participant will receive such shares as if the grant period had ended and such shares will be delivered by the 30th day of the date following the date which is six months following the participant’s date of termination.

Effect of a Change in Control

In the event of a change in control (as such term is defined in the RSU Plan), with respect to all grants of restricted share units that are outstanding as of the date of such change in control, all unvested RSUs will immediately vest and each participant who has received any such grants will be entitled to receive, on the date that is ten business days following the change in control date, an amount in full settlement of each RSU covered by the grant. Such amount will be either one share of our common stock for each RSU, or if so specified in a written election by the participant, a cash payment equal to the special value (as such term is defined in the RSU Plan) for each covered RSU.

Transferability

The rights or interests of a participant under the RSU Plan will not be assignable or transferable, other than by will or the laws governing the devolution of property in the event of death and such rights or interests will not be encumbered.

Additional Provisions

Our board of directors has the authority to amend (subject to stockholder approval in some circumstances), suspend or terminate the RSU Plan in whole or in part from time to time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into the arrangements which are described where required under the heading titled “Executive Compensation — Employment Agreements and Offer Letters” and “Executive Compensation — Potential Payments Upon Termination or Change in Control” above. Since January 1, 2015, we have also entered into the following transactions with directors, executive officers and stockholders who own more than 5% of our outstanding shares that had a value exceeding $120,000.

In February 2015 we closed concurrent but separate underwritten offerings of 13,500,000 shares of our common stock at a price of $1.50 per share, for gross proceeds of $20.3 million, and 1,333 shares of our Series B convertible preferred stock at a price of $1,500 per share for gross proceeds of $2.0 million. In these offerings, affiliates of BVF, Inc., a holder of more than 5% of our outstanding common stock, purchased 2,500 shares of our Series A preferred stock and 1,333 shares of our Series B preferred stock for an aggregate purchase price of $7.0 million. Separate but concurrent with the February offering, affiliates of BVF, Inc. also exchanged 4,000,000 shares of common stock for 4,000 shares of Series B preferred stock. Additionally, in connection with our public offering, an affiliate of Ayer Capital Management, L.P., the managing member of which is Dr. Venkatesan, our former executive officer, purchased 250,000 shares of our common stock for a purchase price of $0.5 million.

In May 2015, affiliates of BVF, Inc. exchanged 7,500,000 shares of common stock for 7,500 shares of Series B preferred stock.

In February 2016, our compensation committee approved an option to purchase 150,000 shares of common stock under our existing Option Plan to be granted to Dr. Henney, effective as of the first day of our next open trading window, as compensation for his services as our Interim Chief Executive Officer. The option was granted and priced on March 16, 2016 at $1.06 per share, which was the closing price of our common stock on the NASDAQ Global Market on the grant date. The aggregate grant date fair value of the stock option was approximately $105,000. As of April 4, 2016, the date Mr. Myers’ employment as our President and Chief Executive Officer began, Dr. Henney retired as our Interim Chief Executive Officer, but still serves as a member of our board of directors. Pursuant to the terms of the grant, vesting of all of the stock options was accelerated and all of the options vested on April 4, 2016. In addition, under the terms of our Option Plan, Dr. Henney’s options remain exerciseable until the expiration of the term of the grant.

Approval Policies for Related Party Transactions

        We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where the company was, is or will be involved and in which a related party had, has or will have a direct or indirect material interest. Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to (1) transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000, (2) transactions where a related party’s interest derives solely from his or her service as a director of another entity that is a party to the transaction, (3) transactions where a related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction, and (4) transactions where a related party’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis. No member of the audit committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to (1) the benefits and perceived benefits to the company, (2) the materiality and character of the related party’s direct and indirect interest, (3) the availability of other sources for comparable products or services, (4) the terms of the transaction, and (5) the terms available to unrelated third parties under the same or similar circumstances. In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of the company and our stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission and NASDAQ. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2015, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to vote by either (i) using the toll-free telephone number shown on your proxy card, (ii) casting your vote electronically at the web site listed on your Notice of Internet Availability or proxy card, or (iii) execute and return, at your earliest convenience, your proxy card. For specific instructions, please refer to the information provided on your Notice of Internet Availability.

By Order of the Board of Directors,

Julia M. Eastland Chief Financial Officer, Vice President of Corporate Development and Secretary

Seattle, Washington

            , 2016

APPENDIX A

PROPOSED AMENDMENT TO THE BYLAWS

Amended text of Section 2.8 of the Bylaws of Oncothyreon Inc.:

2.8 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. ~~Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.~~ Except as otherwise required by law, the certificate of incorporation or these bylaws, each director shall be elected by the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided, however, that if the number of nominees exceeds the number of directors to be elected at such meeting, each of the directors to be elected at such meeting shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

A-1

APPENDIX B

ONCOTHYREON INC.

2016 EQUITY INCENTIVE PLAN

2016 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.5, 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of this Plan by the Board, is                  Shares, plus (i) any reserved shares not issued or not subject to outstanding grants under the Company’s Amended and Restated Share Option Plan and the Company’s Amended and Restated Restricted Share Unit Plan, collectively, (the “Prior Plans”) on the Effective Date (as defined below) (ii) Shares that are subject to Options or other awards granted under the Prior Plans that cease to be subject to such Options or other awards by forfeiture or otherwise after the Effective Date for any reason other than the exercise of an Option or SAR, (iii) Shares issued under the Prior Plan that are repurchased by the Company at the original issue price; or (iv) Shares that are subject to Options or other awards granted under the Prior Plan that otherwise terminate without Shares being issued. Any Award other than an Option or a SAR granted with respect to Shares shall reduce the number of Shares available for issuance by                  Shares. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Award; (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that a Performance Award in the form of a cash bonus has been made, such Award will not reduce the number of Shares available for issuance under the Plan. To the extent that any Award is forfeited, repurchased or terminates without Shares being issued pursuant to Section 2.1 or 2.2, Shares may again be available for issuance under this Plan at the same rate that they reduced the number of shares available for grant. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Limitations. No more than Twenty Five Million (25,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.5. Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under this Plan set forth in Sections 2.1 and 2.2, (b) the Exercise Prices or Purchases Prices, as applicable, of and number of Shares subject to outstanding Awards, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

2.6. Minimum Vesting Restrictions. Awards granted to Participants shall not provide for any vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may permit (i) acceleration of vesting of Awards in the event of the Participant’s death or Disability, or in the event of a Corporate Transaction and (ii) the vesting of Awards prior to twelve (12) months from grant provided Shares subject to such Awards do not exceed an aggregate of five percent (5%) of the Shares authorized for grant under the Plan.

3. ELIGIBILITY. ISOs may be granted only to an eligible Employee. All other Awards may be granted to an eligible Employee, Consultant, Director or Non-Employee Director; provided such Consultant, Director or Non-Employee Director renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted, in any calendar year under this Plan, (a) more than 1,500,000 Options or SARs and (b) more than 1,500,000 shares subject to Restricted Stock Awards, RSU Awards, Stock Bonus Awards or Performance Shares except that a new Employee (including a new Employee who is also an officer or director of the Company or any Parent, Subsidiary or Affiliate) is eligible in the calendar year in which such Employee commences employment to be granted up to a maximum of (a) 3,000,000 Options or SARs and (b) 3,000,000 shares subject to Restricted Stock Awards, RSU Awards, Stock Bonus Awards or Performance Shares.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) subject to Section 2.6, determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any Exchange Program, and institute any Exchange Program approved by stockholders;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors subject to Section 4.3;

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan and any country addenda to the Award Agreements) relating to the operation and administration of this Plan to accommodate grants to Participants residing outside of the United States and comply with the requirements of local law and procedures;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing to a subcommittee consisting of one or more officers pursuant to a specific delegation as permitted by applicable law, including, but not limited to, Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors applicable to the vesting or settlement of any portion of such Award. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which the performance goals based on such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). To preserve its original intent at the time of grant with respect to the Performance Factors, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee, in its sole discretion, may adjust the performance goals and Performance Factors to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4. Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in countries other than the United States in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals who are located outside the United States or who are foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent determined necessary or advisable by the Committee and provided that (a) no such subplans and/or modifications shall increase the share limitations contained in Section 2 hereof and (b) in such instance, such subplans and/or modifications shall be attached to this Plan as appendices; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Award shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable, granted to an eligible Employee, Consultant or Director. All Options shall be granted pursuant to an Award Agreement.

5.1. Terms of Options. Each Option granted under this Plan will be identified as an Incentive Stock Option within the meaning of the Code (“ISO”) or a Nonqualified Stock Option (“NSO”). Applicable vesting conditions may be based on completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of an Option that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Options that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria.

5.2. Date of Grant. An Option’s date of grant will be that date on which the Committee makes the determination to grant such Option, or any such future date specified by the Committee. The Award Agreement will be delivered to the Participant within a reasonable time after the date of grant.

5.3. Exercise Period. Subject to Section 2.6, Options will vest and be exercisable within the times or upon the conditions as set forth in the Award Agreement; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date of grant; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to vest and be exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of whole Shares, which may require rounding, or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of this Plan, the Award Agreement and any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will vest and be exercisable at such times and under such conditions as determined by the Committee and set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, subject to the terms and conditions of this Plan. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised upon the latest of when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised plus payment or provision for applicable withholding taxes. Shares issued upon exercise of an Option will be issued in the name of the Participant. Notwithstanding the exercise of the Option, until such time as the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(a) Termination of Service. Except as may be set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or unless determined otherwise by the Committee, if the Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been vested and exercisable by the Participant on the date Participant’s Service terminates, no later than ninety (90) days after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options. Any exercise beyond ninety (90) days after the date Participant’s Service terminates is deemed to be the exercise of an NSO even if the Award was originally designated as an ISO.

(b) Death. Except as may be set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within ninety (90) days after Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been vested and exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) Disability. Except as may be set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates, but in any event no later than the expiration date of the Options. Any exercise beyond (a) ninety (90) days after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code is deemed to be exercise of an NSO even if the Award was originally designated as an ISO.

(d) Cause. If the Participant is terminated by the Company for Cause, then Participant’s Options shall expire on the date Service terminates, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in this Plan.

5.6. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be so evaluated in the order in which they were granted, beginning with the grant first in time. The Fair Market Value of the Shares will be determined as of the Option’s date of grant. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Subject to Section 18, the Committee may (a) reduce the Exercise Price of outstanding Options or (b) grant Options in substitution for cancelled options or other Awards authorized under the Plan. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.9. Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.11. Termination of Service. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell Shares subject to restrictions (“Restricted Stock”) to an eligible Employee, Consultant, or Director. The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions applicable to the Shares and all other terms and conditions of the Restricted Stock Award, subject to this Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price plus payment or provision for applicable withholding taxes, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value of the Shares on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Subject to Section 2.6, Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. Applicable restrictions may be based on completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of a Restricted Stock Award that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria.

6.4. Termination of Service. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award of Shares made to an eligible Employee, Consultant, or Director in consideration for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary, as permitted by law. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. Subject to Section 2.6, the Committee will determine to whom a Stock Bonus Award will be made, the number of Shares under the Stock Bonus Award, the restrictions, if any, applicable to such Shares and all other terms and conditions of the Stock Bonus Award, subject to this Plan. Applicable restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Stock Bonus Award that is being earned upon satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.

7.2. Form of Payment to Participant. As determined in the sole discretion of the Committee, a Stock Bonus Award may be paid to Participant in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value (as of the date of payment) of the Shares earned under such Stock Bonus Award.

7.3. Termination of Service. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise and the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may be not less than Fair Market Value of the Shares. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any SAR that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. Subject to Section 2.6, a SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of whole Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock), or a combination of both. All RSUs shall be made pursuant to an Award Agreement.

9.1. Terms of RSUs. Subject to Section 2.6, the Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any RSU that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

10. PERFORMANCE AWARDS. A Performance Award is an award to Participant of a cash bonus denominated in Shares or Performance Shares. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1. Terms of Performance Awards. Subject to Section 2.6, the Committee will determine the terms of a Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to the Performance Award; (c) the time or times during which the Performance Award may be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. A Performance Award may be awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Performance Award that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure such performance goals, if any; and (z) determine the number of Shares deemed subject to the Performance Award. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria. No Participant will be eligible to receive cash-based Awards of (i) more than $5,000,000 of value in the calendar year grant for all such Awards with a Performance Period greater than one (1) year, or (ii) more than $3,000,000 of value in the calendar year grant for all such Awards with a Performance Period of one (1) year or less.

10.2. Value, Earning and Timing of Performance Shares. Any Performance Share Award will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share Award will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.

10.3. Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth or prohibited in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with this Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted under this Section 12 to a Non-Employee Director in any calendar year shall not exceed such number of Shares with an aggregate grant date value of $500,000.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, be exercisable and be settled as set forth in the Award Agreement, or as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall be not less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or in a combination thereof, as determined by the Board. Such Awards shall be issued under this Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax and social insurance requirements or any other tax liability legally due from the Participant.

13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company Shares having a Fair Market Value equal to the minimum amount required to be withheld or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

14.3. Beneficiaries. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit through any beneficiary designation process established by the Company (if any), including, but not limited to, such process offered by the Company’s third-party Plan administrator at the Company’s direction. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by such Participant in writing with the Company (or through any beneficiary designation process established by the Company’s third-party Plan administrator) during such Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at such Participant’s death shall be paid to or exercised by such Participant’s executor, administrator, or legal representative.

15.	PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares subject to such Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited; provided, that under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. EXCHANGE AND BUYOUT OF AWARDS. An Exchange Program, including but not limited to any repricing of Options or SARs, is not permitted without prior stockholder approval.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, with respect to vesting or the acceleration thereof, in the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under this Plan shall be subject to the documentation evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) in such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of an equivalent award with substantially the same terms for such outstanding Award (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d) A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and such payment may be subject to vesting based on the Participant’s continuing Service, and such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Notwithstanding the foregoing, upon a Corporate Transaction in which the successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, all Awards granted under this Plan shall accelerate in full as of the time of consummation of the Corporate Transaction. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

21.4. Conflict. Notwithstanding the foregoing, this Section 21 shall not supersede or prevail over the Committee’s discretion in Section 4.1(d) of the Plan to provide vesting acceleration provisions different or in addition to the ones set forth in this paragraph in any Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or otherwise at the Committee’s discretion.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards issued or paid under this Plan will be subject to clawback or recoupment in accordance with any clawback policy adopted by the Board, required by the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is required by other applicable law, including, but not limited to, the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards issued under the Plan. No recovery of compensation under such policy or applicable law will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

28.2. “Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4. “Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

28.5. “Board” means the Board of Directors of the Company.

28.6. “Cause” means (a) Participant’s willful and egregious failure to perform his or her duties and responsibilities to the Company or deliberate egregious violation of a Company policy; (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful gross misconduct; (c) intentional unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant.

28.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law.

28.9. “Common Stock” means the common stock of the Company.

28.10. “Company” means Oncothyreon Inc., or any successor corporation.

28.11. “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12. “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale, transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13. “Director” means a member of the Board.

28.14. “Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.15. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

28.16. “Effective Date” means the date the Plan is approved by the stockholders of the Company which shall be within twelve (12) months of the approval of the Plan by the Board.

28.17. “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.18. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.19. “Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

28.20. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.21. “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.22. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.23. “IRS” means the United States Internal Revenue Service.

28.24. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.25. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.26. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.27. “Participant” means a person who holds an Award under this Plan.

28.28. “Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of this Plan.

28.29. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) The Company’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows)

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research, clinical and technical operations development milestones;

(ii) Improvements in productivity;

(jj) Bookings;

(kk) Attainment of objective operating goals and employee metrics;

(ll) Achievement of business development objectives such as entry into licensing and/or collaboration agreements; and

(mm) Any other metric that is capable of measurement as determined by the Committee.

28.30. “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

28.31. “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of this Plan.

28.32. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.33. “Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

28.34. “Plan” means this Oncothyreon Inc. 2016 Equity Incentive Plan.

28.35. “Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.

28.36. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of this Plan, or issued pursuant to the early exercise of an Option.

28.37. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of this Plan.

28.38. “SEC” means the United States Securities and Exchange Commission.

28.39. “Securities Act” means the United States Securities Act of 1933, as amended.

28.40. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that, in the case of ISOs, such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on a leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases provide Services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. Notwithstanding the foregoing, the Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

28.41. “Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

28.42. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of this Plan.

28.43. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of this Plan.

28.44. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.45. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.46. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ONCOTHYREON

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Annual Meeting Proxy Card [GRAPHIC]

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals – The Board of Directors recommends you vote FOR the following nominees:

For Withhold For Withhold For Withhold +

Election of Directors:

01. Ted W. Love 02. Gwen Fyfe 03. Richard Jackson

The Board of Directors recommends you vote FOR Proposal 2.

2. To approve an amendment to the Company’s bylaws to replace plurality voting with majority voting in uncontested director elections

The Board of Directors recommends you vote FOR Proposal 3.

3. To approve the Company’s 2016 Equity Incentive Plan

The Board of Directors recommends you vote FOR Proposal 4.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

B Non-Voting Items

Change of Address – Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) – Please print date below. Signature 1—Please keep signature within the box. Signature 2 – Please keep signature within the box.

_ 1 U P X O N T Y 1 +

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.envisionreports.com/ONTY.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – ONCOTHYREON INC.

Annual Meeting of Stockholders

JUNE 23, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of Oncothyreon Inc. (“Oncothyreon”) hereby nominates, constitutes and appoints Mr. Scott Myers and Ms. Julia Eastland, and each of them, jointly and severally, as true and lawful agents and proxies, with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of Oncothyreon standing in my name on its books on April 25, 2016 at the Annual Meeting of Stockholders to be held at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121, on June 23, 2016 at 9:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as specified on the reverse.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “for” the proposals set forth on this proxy card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, If any other matters are properly presented at the Annual Meeting, this Proxy will be voted according to the discretion of the named proxies.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE